Filed Pursuant to Rule 424(b)(5)
Registration Statement No. 333-279076-01

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and they are not soliciting an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 25, 2026

Prospectus supplement

(to prospectus dated May 2, 2024)

Mid-America Apartments, L.P.

$

4.650% Senior Notes due 2033

Interest payable January 15 and July 15

Issue Price:

Mid-America Apartments, L.P. (the “Operating Partnership”) is offering $    aggregate principal amount of its 4.650% Senior Notes due 2033 (the “notes”). The Operating Partnership will pay interest on the notes on January 15 and July 15 of each year, commencing on July 15, 2026. The notes will mature on January 15, 2033. The Operating Partnership may, at its option, redeem the notes at any time in whole or from time to time in part, at the applicable redemption price described in this prospectus supplement under the caption “Description of Notes—Optional Redemption.” The notes will be senior unsecured obligations of the Operating Partnership and will rank equally in right of payment with all of the Operating Partnership’s other existing and future senior unsecured indebtedness. There is no sinking fund for the notes.

The notes will be issued as additional notes under the indenture pursuant to which the Operating Partnership previously issued $400,000,000 aggregate principal amount of 4.650% Senior Notes due 2033 on November 10, 2025 (the “initial notes”). The notes will have the same terms as the initial notes other than the date of issuance and the issue price and will have the same CUSIP number as the initial notes. The initial notes and the notes offered hereby will be treated as a single series of securities for purposes under the indenture, including, without limitation, waivers, amendments, and offers to purchase. Holders of the initial notes, the notes and any additional notes of the same series that we issue in the future pursuant to the indenture will vote as one class under the indenture.

Investing in the notes involves risks. Before investing in the notes, you should carefully read the discussions under the headings “Risk Factors” beginning on page S-9 of this prospectus supplement, and appearing on page 3 of the accompanying prospectus, as well as the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Price to Public(1)(2)		Underwriting Discounts		Proceeds to Us
Per Note		%		%		%
Total	$		$		$

(1)	Plus accrued interest from November 10, 2025.
(2)

The public offering price set forth above for the notes offered hereby does not include accrued interest of    $    in the aggregate from November 10, 2025 up to, but not including, the date of delivery of the notes offered hereby, which will be paid by the purchasers of the notes offered hereby. On July 15, 2026, the Operating Partnership will pay this pre-issuance interest to the holders of the notes offered hereby.

The initial notes are not listed, and the Operating Partnership does not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes in any quotation system.

The Operating Partnership expects that delivery of the notes will be made to investors through the book-entry delivery system of The Depository Trust Company (“DTC”), including its direct and indirect participants, including Clearstream Banking S.A. and Euroclear Bank SA/NV as operator of the Euroclear System, on or about     , 2026.

Joint Book-Running Managers

J.P. Morgan	Citigroup	PNC Capital Markets LLC	TD Securities	Wells Fargo Securities

February , 2026

Unless otherwise expressly stated or the context otherwise requires, references to “dollars” and “$” in this prospectus supplement, the accompanying prospectus and any related free writing prospectus are to U.S. dollars.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that Mid-America Apartments, L.P. (referred to individually as “MAALP” or the “Operating Partnership” and, together with (unless otherwise expressly stated or the context otherwise requires) its subsidiaries, as “we,” “us,” or “our,”) and Mid-America Apartment Communities, Inc. (“MAA”) jointly filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This document consists of two parts. The first part is this prospectus supplement, which adds to or updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about us and MAA and the securities that we and MAA may offer from time to time. Any information contained in this prospectus supplement, the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to have been modified or superseded to the extent that a statement contained in this prospectus supplement, in any free writing prospectus we or the underwriters in this offering may provide to you in connection with this offering or in any other document we or MAA subsequently file with the SEC that also is incorporated by reference in this prospectus supplement and the accompanying prospectus modifies or supersedes the original statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be part of this prospectus supplement or the accompanying prospectus. You should read this prospectus supplement, the accompanying prospectus and any free writing prospectus we or the underwriters of this offering may provide to you in connection with this offering, together with the documents incorporated by reference in this prospectus supplement and the accompanying prospectus as described under the headings “Incorporation by Reference” in this prospectus supplement and “Incorporation of Certain Information by Reference” in the accompanying prospectus and which may be obtained as described under the headings “Where You Can Find More Information” in this prospectus supplement and the accompanying prospectus.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus we or the underwriters of this offering may provide to you in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different or additional information. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where or to any person to whom the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus we or the underwriters of this offering may provide to you in connection with this offering or the documents incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither the Operating Partnership nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the EEA other than to EEA Qualified Investors.

PROHIBITION OF SALES TO EEA RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a “retail investor” means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not an EEA Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”), for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity which is a qualified investor as defined in paragraph 15 of Schedule 1 to the United Kingdom’s Public Offers and Admissions to Trading Regulations 2024 (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes which are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither the Operating Partnership nor the underwriters have authorized, nor do they authorize, the making of any offer of notes in the United Kingdom other than to UK Qualified Investors.

PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS – The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a “retail investor” means a person who is neither: (i) a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom (“UK MiFIR”); nor (ii) a UK Qualified Investor. Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law in the United Kingdom (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document and/or materials relating to the issue of the notes offered hereby is not being made, and this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus, any related free writing prospectus and such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus, any related free writing prospectus or any other documents and/or materials relating to the issue of the notes offered hereby or any of their contents.

INDUSTRY AND MARKET DATA

In the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus, we refer to information and statistics regarding, among other things, the industry, markets, submarkets and sectors in which we operate, apartment supply and demand, new apartment construction levels, rental competition from single family homes, demographic trends, interest rates and other economic data. We obtained this information and these statistics from various third-party sources and our own internal estimates. We believe that these sources and estimates are reliable but have not independently verified them and cannot guarantee their accuracy or completeness.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights information more fully described elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that may be important to you. Before investing in the notes, you should carefully read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus we or the underwriters of this offering may provide to you in connection with this offering, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, including the sections entitled “Risk Factors” beginning on page S-8 of this prospectus supplement, and appearing on page 3 of the accompanying prospectus as well as the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary is qualified in its entirety by the more detailed information and financial statements, including the notes thereto, appearing elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus.

Unless otherwise expressly stated or the context otherwise requires, the terms “MAALP” and “Operating Partnership”, as used in this prospectus supplement, refer to Mid-America Apartments, L.P., a Tennessee limited partnership of which MAA is the sole general partner, excluding its subsidiaries; the term “MAA”, as used in this prospectus supplement, refers to Mid-America Apartment Communities, Inc., a Tennessee corporation, excluding its subsidiaries; and the terms “our,” “us,” “we” and similar terms refer to MAALP and its subsidiaries.

OUR BUSINESS

MAALP is the operating partnership of MAA, a multifamily-focused, self-administered and self-managed real estate investment trust (a “REIT”) that owns, operates, acquires and selectively develops apartment communities primarily located in the Southeast, Southwest and Mid-Atlantic regions of the United States of America (the “United States” or “U.S.”). As of December 31, 2025, our activities included ownership and operation of 293 apartment communities (which does not include development communities under construction) and an ownership interest in one apartment community through an unconsolidated real estate joint venture. Additionally, as of December 31, 2025, we had eight development communities under construction, and 35 of our apartment communities included retail components. Our apartment communities, including development communities under construction, were located across 16 states and the District of Columbia as of December 31, 2025.

The corporate offices of MAA and the Operating Partnership are located at 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138, and the telephone number for both MAA and the Operating Partnership is (901) 682-6600.

THE OFFERING

The following summary contains basic information about the notes and is not intended to be complete. It does not contain all of the information that may be important to you. For more information concerning the terms of the notes, see “Description of Notes” in this prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.

Issuer	Mid-America Apartments, L.P.

Securities Offered	$ aggregate principal amount of 4.650% Senior Notes due 2033.

The notes will be issued as additional notes under the indenture pursuant to which the Operating Partnership previously issued $400,000,000 aggregate principal amount of 4.650% Senior Notes due 2033 on November 10, 2026. The notes will have the same terms as the initial notes other than the date of issuance and the issue price and will have the same CUSIP number as the initial notes. The initial notes and the notes offered hereby will be treated as a single series of securities for purposes under the indenture, including, without limitation, waivers, amendments, and offers to purchase. Holders of the initial notes, the notes and any additional notes of the same series that we issue in the future pursuant to the indenture will vote as one class under the indenture. Upon issuance of the notes offered hereby, the aggregate principal amount of outstanding 4.650% Senior Notes due 2033 will be $ .

Maturity	January 15, 2033, unless redeemed at the Operating Partnership’s option prior to such date.

Interest Rate	4.650% per annum, accruing from November 10, 2025.

Interest Payment Dates	Semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2026.

Ranking	The notes will be senior unsecured obligations of the Operating Partnership and will rank equally in right of payment with all of the Operating Partnership’s other existing and future senior unsecured indebtedness. The notes will be effectively or structurally subordinated in right of payment to:

•	all of the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•	all existing and future indebtedness, guarantees and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries; and

•	all existing and future preferred equity interests not owned by the Operating Partnership, if any, in the Operating Partnership’s subsidiaries.

Use of Proceeds	The Operating Partnership intends to use the net proceeds to repay all or a portion of the borrowings outstanding under its $750 million unsecured commercial paper program, and any remaining net proceeds will be used for general corporate purposes, which may include, without limitation, the repayment of other debt and the acquisition, development and redevelopment of apartment communities.

As of December 31, 2025, $676 million of borrowings were outstanding under the Operating Partnership’s $750 million unsecured Commercial Paper Program (the “Commercial Paper Program”) at a weighted average effective rate of 3.9% per annum and a weighted average maturity of eight days. Borrowings under its Commercial Paper Program were used for general corporate purposes, including the repayment of debt and the acquisition, development, redevelopment and repositioning of apartment communities. Pending application of the net proceeds for the purposes described above, the Operating Partnership may temporarily invest the net proceeds in short term securities.

Optional Redemption	Prior to November 15, 2032 (which date will be approximately two months prior to the final maturity date of the notes (the “Par Call Date”)), the notes may be redeemed, at any time in whole or from time to time in part, at the option of the Operating Partnership, for cash, at the applicable redemption price described in the first paragraph under “Description of Notes—Optional Redemption.” On and after the Par Call Date, the notes may be redeemed, at any time in whole or from time to time in part, at the option of the Operating Partnership at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of the notes being redeemed to, but not including, such redemption date.

For additional information, see “Description of Notes—Optional Redemption.”

Certain Covenants	The indenture that will govern the notes will not prohibit the Operating Partnership or its subsidiaries from incurring secured or unsecured indebtedness or from issuing equity interests to third parties and, although the indenture will contain covenants that may limit the ability of the Operating Partnership and its subsidiaries to incur secured and unsecured indebtedness, the Operating Partnership and its subsidiaries will likely be able to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants. For additional information, see “Description of Notes— Covenants Applicable to the Notes” in this prospectus supplement.

Absence of a Public Market for the Notes	The initial notes are not listed, and the Operating Partnership does not intend to apply for listing of the notes on any securities exchange or for the inclusion of the notes in any quotation system.

Risk Factors	An investment in the notes involves risks. In consultation with your financial, tax and legal advisors, you should carefully consider, among other matters, the risks and uncertainties discussed under the captions “Risk Factors” beginning on page S-8 of this prospectus supplement, and appearing on page 3 of the accompanying prospectus, as well as the risks described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

RISK FACTORS

An investment in the notes involves substantial risks. In consultation with your financial, tax and legal advisors, you should carefully consider, among other matters, the risks and uncertainties set forth below, as well as the risks and uncertainties discussed under the caption “Risk Factors” appearing on page 3 of the accompanying prospectus and the risks and uncertainties discussed elsewhere in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may prepare in connection with this offering, and the documents incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus we may prepare in connection with this offering. Please also refer to the section in this prospectus supplement entitled “Forward-Looking Statements” for additional risks and uncertainties affecting us. You should consider all of these risks and uncertainties before deciding whether an investment in the notes is suitable for you. If any of the risks or uncertainties described in this prospectus supplement, the accompanying prospectus, any free writing prospectus we may prepare in connection with this offering, or the documents incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus occurs, our business, financial condition, results of operations and ability to pay the principal of and premium, if any, and interest on our indebtedness (including the notes) could be materially adversely affected, the market value of the notes could decline and you may lose all or part of your investment. Moreover, these risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently believe are not material could also have a material adverse effect on our business, financial condition, results of operations and ability to pay the principal of and premium, if any, and interest on our indebtedness, including the notes.

Risks Relating to the Notes

We are subject to risks associated with debt financing.

We have substantial indebtedness. As of December 31, 2025, our outstanding consolidated indebtedness was approximately $5.40 billion, consisting of approximately $5.04 billion of unsecured indebtedness and approximately $360 million of secured indebtedness.

We intend to incur additional indebtedness in the future subject to our existing debt covenants, including borrowings under our unsecured revolving credit facility, under our Commercial Paper Program and under secured property mortgages, and any additional indebtedness we may incur in the future could be substantial. To the extent that new indebtedness, including the notes offered hereby, is added to our current debt levels, the related risks that we now face would increase.

Moreover, to respond to competitive challenges, we may be required to raise substantial additional capital to execute our business strategy. Our ability to arrange additional financing will depend on, among other factors, our financial position and performance, as well as prevailing market conditions and other factors beyond our control. If we are able to obtain additional financing, our credit ratings could be adversely affected, which could raise our borrowing costs and limit our future access to capital and ability to pay our indebtedness (including the notes) when due.

Despite our substantial indebtedness, we may still incur significantly more debt, which could exacerbate the risks related to our indebtedness and adversely impact the Operating Partnership’s ability to pay the principal of and premium, if any, and interest on the notes.

We will likely be able to incur substantial additional unsecured and secured indebtedness in the future. Although the agreements governing our indebtedness and the indenture governing the notes contain covenants that may limit our ability to incur additional unsecured and secured indebtedness, those limitations are subject to a number of qualifications and exceptions and we will have the ability to incur additional unsecured and secured indebtedness, in amounts that may be substantial, without violating those covenants. To the extent we incur additional unsecured and secured indebtedness, we will face additional risks associated with our indebtedness, including the Operating Partnership’s possible inability to pay the principal of and premium, if any, and interest on the notes.

We may not be able to meet our debt service obligations.

Our ability to make payments on and to refinance our indebtedness, including the notes, and to fund our operations, working capital and capital expenditures, depends on our ability to generate cash in the future. Our cash flow is subject to general economic, industry, financial, competitive, operating, legislative, regulatory and other factors, many of which are beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations or that future sources of cash will be available to us in an amount sufficient to enable us to pay amounts due on our indebtedness, including the notes, or to fund our other liquidity needs. Additionally, if we incur additional indebtedness in connection with future acquisitions or for any other purpose, our debt service obligations could increase.

We may need to refinance all or a portion of our indebtedness, including the notes, on or before maturity. Our ability to refinance our indebtedness or obtain additional financing will depend on a broad range of factors including, among other things, our financial condition, results of operations and market conditions at the time and restrictions in the agreements governing our indebtedness. As a result, we may not be able to refinance our indebtedness, including the notes, on commercially reasonable terms, or at all.

If we do not generate sufficient cash flow from operations and additional borrowings or refinancings or proceeds of asset sales or other sources of cash are not available to us, we may not have sufficient cash to enable us to meet all of our obligations, including payments on the notes. If we cannot service our indebtedness on a timely basis, we may have to take actions such as seeking additional equity financing, selling assets or delaying capital expenditures or acquisitions. Any of these events or circumstances could have a material adverse effect on our financial condition, results of operations, cash flows, the market price of the notes and our ability to pay our indebtedness, including the notes, when due.

Our failure to pay amounts due in respect of any of our indebtedness when due would typically constitute an event of default under the agreement governing that indebtedness, which would generally permit the holders of that indebtedness to require the immediate repayment of that indebtedness in full and, in the case of secured indebtedness, to sell the collateral securing that indebtedness and use the proceeds to repay that indebtedness. Moreover, any acceleration of or default in respect of any of our indebtedness could, in turn, constitute an event of default under other debt instruments or agreements, thereby resulting in the acceleration and required repayment of that other indebtedness and allowing the lenders to sell any collateral securing that indebtedness. Any of these events could materially adversely affect the Operating Partnership’s ability to make payments of the principal of and premium, if any, and interest on the notes when due and could prevent the Operating Partnership from making those payments altogether.

Holders of the notes will not be entitled to require the Operating Partnership to redeem or repurchase the notes upon the occurrence of change of control or highly leveraged transactions or other designated events.

We have a significant amount of indebtedness that permits the holders of that indebtedness to require the Operating Partnership to repurchase that indebtedness for cash upon the occurrence of specified events, including, for example, the acquisition by any person or group of more than a specified percentage of the total voting power of all of MAA’s outstanding capital stock entitled to vote generally in the election of directors or if MAA ceases to be the general partner of the Operating Partnership or ceases to control the Operating Partnership. However, the notes offered hereby do not have any similar rights to require the Operating Partnership to repurchase the notes, whether upon the occurrence of a change of control or highly leveraged transaction or otherwise, even though these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or credit ratings, thereby adversely affecting the market value of the notes. These provisions may also allow holders of that other indebtedness to be repaid upon the occurrence of specified transactions or events, which may deplete our available cash and sources of financing and make it difficult or impossible for the Operating Partnership to make payments on the notes when due.

Effective and structural subordination may limit the ability of the Operating Partnership to make payments on the notes.

The notes will be senior unsecured obligations of the Operating Partnership and will rank equally in right of payment with all of the Operating Partnership’s other existing and future senior unsecured indebtedness. However, the notes will be effectively subordinated to all of the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness) and structurally subordinated to (i) all existing and future indebtedness, guarantees and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries and (ii) all existing and future preferred equity interests not owned by the Operating Partnership, if any, in the Operating Partnership’s subsidiaries.

As of December 31, 2025, the notes would have been structurally subordinated to $360 million of indebtedness of the Operating Partnership’s subsidiaries. Although the Operating Partnership owns certain apartment communities directly, a significant portion of the consolidated assets of the Operating Partnership and its consolidated subsidiaries are owned, and a significant portion of the consolidated operating revenues of the Operating Partnership and its consolidated subsidiaries are generated, by the Operating Partnership’s subsidiaries, which may limit the Operating Partnership’s ability to make payments due in respect of the notes.

Effective and structural subordination of the notes may reduce amounts available for payment of the notes or may result in no amounts being available for payment of such notes. For example, in the event of the Operating Partnership’s bankruptcy, liquidation, reorganization or other winding up, assets that secure any of its mortgage indebtedness, other secured indebtedness or other secured obligations will be available to pay the notes and its other unsecured indebtedness and other unsecured obligations only after all of its indebtedness and other obligations secured by those assets have been paid in full, and there may not be sufficient assets remaining after such secured indebtedness and other secured obligations have been paid in full to pay amounts due on any or all of the notes then outstanding.

Furthermore, the notes will not be guaranteed by MAA or any subsidiaries of the Operating Partnership and neither MAA nor any subsidiaries of the Operating Partnership are under any contractual obligation to pay any amounts due on the notes or to provide the Operating Partnership with funds for that purpose, whether by dividends, distributions, loans, contributions or other payments. Any dividends, distributions, loans or other payments to the Operating Partnership by its subsidiaries will also be contingent upon those subsidiaries’ respective results of operations and financial condition and may be subject to statutory or contractual restrictions on those distributions and any contributions, loans or other payments to the Operating Partnership that MAA may elect to make will be subject to similar considerations and limitations. Moreover, MAA owns no material assets other than its ownership interest in the Operating Partnership and MAA may therefore have little or no ability to make any contributions, loans or other payments to the Operating Partnership. Thus, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary of the Operating Partnership, the rights of holders of indebtedness and other obligations of the Operating Partnership (including the notes) will be subject to the prior claims of the creditors of such subsidiary or MAA, as the case may be, and of the holders of any indebtedness or other obligations guaranteed by such subsidiary, except to the extent that the Operating Partnership is itself a creditor with recognized claims against such subsidiary, in which case those claims, if unsecured, would still be effectively subordinated to all indebtedness, guarantees and other obligations secured by mortgages or other liens on the assets of such subsidiary (to the extent of the value of those assets), and would be subordinate to all indebtedness, guarantees and other obligations of such subsidiary senior to the indebtedness held by the Operating Partnership.

Moreover, in the event of the bankruptcy, liquidation, reorganization or other winding up of any subsidiary of the Operating Partnership, the rights of holders of indebtedness and other obligations of the Operating Partnership (including the notes) will be structurally subordinated to any preferred equity interests in that subsidiary held by persons other than the Operating Partnership.

There is currently no trading market for the notes, and an active public trading market for the notes may not develop or, if it develops, be maintained or be liquid. The failure of an active trading market for the notes to develop or be maintained is likely to adversely affect the market price and liquidity of the notes.

The initial notes are not listed, and we have not applied and do not intend to apply for listing of the notes on any securities exchange or for the inclusion on any automated quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, active trading markets may not develop for the notes and, even if one develops, may not be maintained or be liquid. If active trading markets for the notes do not develop or are not maintained, the market price and liquidity of the notes are likely to be adversely affected and holders may not be able to sell their notes at desired times and prices or at all. If the notes are traded after their purchase in this offering, they may trade at a discount, which could be substantial, from their purchase price.

The liquidity of the trading market, if any, and future trading prices of the notes will depend on many factors, including, among other things, prevailing interest rates, our financial condition, results of operations, business, prospects and credit quality, the market for similar securities and the overall securities markets, and may be adversely affected by unfavorable changes in any of these factors, many of which are beyond our control. In addition, market volatility or events or developments in the credit markets could materially and adversely affect the market value of the notes, regardless of our financial condition, results of operations, business, prospects or credit quality.

An increase in interest rates could result in a decrease in the market value of the notes.

In general, as market interest rates rise, debt securities bearing interest at a fixed rate (such as the notes) generally decline in value. Consequently, if you purchase the notes and market interest rates increase, the market value of your notes will likely decline. We cannot predict the future level of market interest rates.

Redemption may adversely affect your return on the notes.

The notes are redeemable at our option and, therefore, we may choose to redeem the notes at times when prevailing interest rates are relatively low. As a result, if we redeem the notes, notwithstanding any make-whole premium, you may not obtain your expected return on the notes and may not be able to reinvest the proceeds received from a redemption of the notes in an investment that yields a comparable return.

A downgrade in our credit ratings could materially adversely affect our business and financial condition and the market value of the notes.

The credit ratings assigned to the notes could change based upon, among other things, our results of operations and our financial condition. These ratings are subject to ongoing evaluation by credit rating agencies, and we cannot assure you that any rating will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. Moreover, these credit ratings are not recommendations to buy, sell or hold the notes or any other securities. If any of the credit rating agencies that have rated the notes downgrades or lowers its credit rating, or if any credit rating agency indicates that it has placed any such rating on a so-called “watch list” for a possible downgrading or lowering or otherwise indicates that its outlook for that rating is negative, it could have a material adverse effect on the market value of the notes and our costs and availability of capital, which could in turn have a material adverse effect on our financial condition, results of operations, cash flows and our ability to satisfy our debt service obligations (including payments on the notes).

Many of the factors listed above are beyond our control. These factors may cause the market price of the notes to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure investors that the market price of the notes will not fall in the future, and it may be difficult for investors to resell the notes at prices they find attractive, or at all.

The market value of the notes could be affected by many factors.

The market value of the notes will depend on many factors, which may change from time to time, including the matters discussed elsewhere in this “Risk Factors” section and the following:

•	our financial condition and operating performance and the performance of other similar companies;

•	actual or anticipated differences in our quarterly and annual operating results;

•	changes in our revenues or earnings estimates or recommendations by securities analysts;

•	publication of research reports about us or our industry by securities analysts;

•	additions and departures of key personnel;

•	inability to access the capital markets;

•	strategic decisions by us or our competitors, such as acquisitions, dispositions, spin-offs, joint ventures, strategic investments or changes in business strategy;

•	additional borrowings by us;

•	the reputation of REITs generally and the reputation of REITs with portfolios similar to ours;

•	the attractiveness of the securities of REITs and their subsidiaries in comparison to securities issued by other entities (including securities issued by other real estate companies);

•	increase in market interest rates;

•	the passage of legislation or other regulatory developments that adversely affect us or our industry;

•	speculations in the press or investment community;

•	actions by institutional shareholders or hedge funds;

•	changes in accounting principles;

•	terrorist acts; and

•	general market conditions, including factors unrelated to our performance.

Many of the factors listed above are beyond our control. These factors may cause the market price of the notes to decline, regardless of our financial condition, results of operations, business or prospects. It is impossible to assure investors that the market price of the notes will not fall in the future, and it may be difficult for investors to resell the notes at prices they find attractive, or at all.

The notes will share voting power with the initial notes.

The notes offered hereby will share voting power with the initial notes. The notes offered hereby will be treated as part of the same series as the $400,000,000 outstanding principal amount of the initial notes. Upon completion of this offering, the aggregate principal amount of outstanding notes of that series will be $    . Accordingly, the holders of $    aggregate principal amount of the notes we are offering hereby will be entitled to exercise only    % of the total voting power of the notes of that series.

FORWARD-LOOKING STATEMENTS

We consider portions of this prospectus supplement and accompanying prospectus, together with certain information incorporated by reference into this prospectus supplement and the accompanying prospectus, including information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to our expectations for future periods. In addition, any free writing prospectus we prepare in connection with the offering of the notes described herein may also contain forward-looking statements. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements regarding expected operating performance and results, property stabilizations, property acquisition and disposition activity, joint venture activity, development and renovation activity and other capital expenditures, and capital raising and financing activity, as well as lease pricing, revenue and expense growth, occupancy, interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “projects,” “assumes,” “will,” “may,” “could,” “should,” “budget,” “target,” “outlook,” “proforma,” “opportunity,” “guidance” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, as described below, which may cause our actual results, performance, achievements or outcomes to be materially different from the future results, performance, achievements or outcomes expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this prospectus supplement, the accompanying prospectus, any free writing prospectus or any documents incorporated by reference herein and therein may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus supplement, the accompanying prospectus, any free writing prospectus and any documents incorporated by reference herein and therein, the inclusion of such statements should not be regarded as a representation by us or any other person that the results, performance, achievements or outcomes described in such statements will be achieved.

The following factors, among others, could cause our actual results, performance, achievements or outcomes to differ materially from those expressed or implied in the forward-looking statements:

•	adverse effects on occupancy levels and rental revenues due to unfavorable market and economic conditions;

•	exposure to risks inherent in investments in a single industry and sector;

•

adverse changes in real estate markets, including the extent of future demand for multifamily units in our significant markets, barriers of entry into new markets which we may seek to enter in the future, limitations on our ability to increase or collect rental rates, competition, our ability to identify and consummate attractive acquisitions or development projects on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns;

•	failure of development communities to be completed within budget and on a timely basis, if at all, to lease-up as anticipated or to achieve anticipated results;

•	unexpected capital needs;

•	material changes in operating costs, including real estate taxes, utilities and insurance costs, due to inflation and other factors;

•

inability to obtain appropriate insurance coverage at reasonable rates, or at all, losses due to uninsured risks, deductibles and self-insured retentions, or losses from catastrophes in excess of coverage limits;

•	ability to obtain financing at favorable rates, if at all, or refinance existing debt as it matures;

•	level and volatility of interest or capitalization rates or capital market conditions;

•	the effect of any rating agency actions on the cost and availability of new debt financing;

•

the impact of adverse developments affecting the U.S. or global banking industry, including bank failures and liquidity concerns, which could cause continued or worsening economic and market volatility, and regulatory responses thereto;

•

significant change in the mortgage financing market or other factors that would cause single-family housing or other alternative housing options, either as an owned or rental product, to become a more significant competitive product;

•

ability of MAA to continue to satisfy complex rules in order to maintain its status as a REIT for federal income tax purposes, the ability of the Operating Partnership to satisfy the rules to maintain its status as a partnership for federal income tax purposes, the ability of our taxable REIT subsidiaries to maintain their status as such for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

•	inability to attract and retain qualified personnel;

•	cyber liability or potential liability for breaches of our or our service providers’ information technology systems, or business operations disruptions;

•	potential liability for environmental contamination;

•	changes in the legal requirements we are subject to, or the imposition of new legal requirements, that adversely affect our operations;

•	extreme weather and natural disasters;

•	disease outbreaks and other public health events, and measures that are taken by federal, state and local governmental authorities in response to such outbreaks and events;

•	impact of climate change on our properties or operations;

•	legal proceedings or class action lawsuits;

•	impact of reputational harm caused by negative press or social media postings of MAA’s actions or policies, whether or not warranted;

•	compliance costs associated with numerous federal, state and local laws and regulations; and

•	other risks identified in this prospectus supplement, the accompanying prospectus and the documents incorporated herein and therein by reference, or in other documents that we publicly disseminate.

You are advised to carefully read the sections of this prospectus supplement and the accompanying prospectus entitled “Risk Factors” and the information under the captions “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as the description of other risks and uncertainties affecting our business that appear in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus or any free writing prospectus, for a more in depth discussion of some of the risks to our business. New factors may also emerge from time to time that could have a material adverse effect on our business. We undertake no obligation to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

USE OF PROCEEDS

The Operating Partnership estimates the net proceeds of the sale of the notes offered by this prospectus supplement, after deducting the underwriting discount and other estimated expenses payable by it, will be approximately $    million.

The Operating Partnership intends to use the net proceeds to repay all or a portion of the borrowings outstanding under its Commercial Paper Program, and any remaining net proceeds will be used for general corporate purposes, which may include, without limitation, the repayment of other debt and the acquisition, development and redevelopment of apartment communities.

As of December 31, 2025, $676 million of borrowings were outstanding under the Operating Partnership’s Commercial Paper Program, at a weighted average effective rate of 3.9% per annum and a weighted average maturity of eight days. Borrowings under its Commercial Paper Program were used for general corporate purposes, including the repayment of debt and the acquisition, development, redevelopment and repositioning of apartment communities. Pending application of the net proceeds for the purposes described above, the Operating Partnership may temporarily invest the net proceeds in short-term securities.

DESCRIPTION OF NOTES

This description of particular terms of the notes supplements the description of the general terms and provisions of debt securities under the caption “Description of Debt Securities” in the accompanying prospectus. To the extent the following description is not consistent with the description contained in the accompanying prospectus, you should rely on the following description.

Unless otherwise expressly stated or the context otherwise requires, all references to the “Operating Partnership” appearing under this caption “Description of Notes” mean Mid-America Apartments, L.P., a Tennessee limited partnership, excluding its subsidiaries. Other terms used under this caption “Description of Notes” and not defined under this caption but that are defined under the caption “Description of Debt Securities” in the accompanying prospectus or in the indenture (as defined below) will have the meanings given to them in the accompanying prospectus or, if not defined in the accompanying prospectus, in the indenture. As used herein, “holder” means a person in whose name a note is registered in the security register maintained by the trustee.

The notes will be a separate series of “debt securities” (as defined, and more fully described, in the accompanying prospectus). The notes offered hereby will be issued as additional notes under the indenture dated May 9, 2017 to which this prospectus supplement relates (the “base indenture,” which is the “indenture” referred to in the accompanying prospectus), as amended and supplemented by a tenth supplemental indenture dated November 10, 2025, as such may be amended and supplemented, to which this prospectus supplement relates (the “supplemental indenture;” the base indenture, as amended and supplemented by the supplemental indenture, is hereinafter called the “indenture”), between the Operating Partnership and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee (the “trustee”) and pursuant to which the Operating Partnership previously issued $400,000,000 aggregate principal amount of 4.650% Senior Notes due 2033 on November 10, 2025, which we refer to as the “initial notes.” The term “notes” includes the initial notes, unless the context requires otherwise. The terms of the notes include those contained in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”). The notes are subject to all those terms, and investors are referred to the indenture and the TIA for a statement of those terms.

General

In November 2025, the Operating Partnership issued $400,000,000 aggregate principal amount of initial notes, pursuant to the indenture. The notes offered hereby will be issued pursuant to the same indenture as the initial notes. The notes offered hereby will have the same terms as the initial notes other than the date of issuance and the issue price and will have the same CUSIP number as the initial notes. The initial notes and the notes offered hereby will be treated as a single series of securities for purposes under the indenture, including, without limitation, waivers, amendments, and offers to purchase. Holders of the initial notes, the notes offered hereby and any additional notes of the same series that we issue in the future pursuant to the indenture will vote as one class under the indenture.

Following this offering, the notes will be limited in aggregate principal amount to $    , including the $400,000,000 aggregate principal amount of the initial notes and the $    aggregate principal amount of the notes offered hereby. The indenture does not limit the amount of debt securities that the Operating Partnership may issue under the indenture, and the Operating Partnership may from time to time issue other debt securities in one or more series under the indenture. Following this offering, the Operating Partnership may, without notice to or the consent of the holders of the initial notes or the notes offered hereby, issue additional notes under the indenture in addition to the initial notes and the notes offered pursuant to this prospectus supplement; provided, however, such additional notes may not be fungible with the previously outstanding notes for U.S. federal income tax purposes, in which case such additional notes will be required to have a separate CUSIP or other identifying number. This means that, in cases where the indenture provides for any action, consent or notice by holders of the notes to be taken or given, as the case may be, by a specified percentage or all of the outstanding notes, any additional notes that the Operating Partnership may issue in the future and any previously issued notes shall act together as a single class for purposes of taking that action or giving that consent or notice.

The notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The principal of, and premium, if any, and interest on the notes will be payable in U.S. dollars. The notes will be evidenced by one or more global notes (the “Global Notes”) in book-entry form, except under the limited circumstances described under “Description of Debt Securities— Book-Entry Debt Securities” in the accompanying prospectus. Notices or demands to or upon the Operating Partnership in respect of the notes and the indenture may be served and, if notes are issued in definitive certificated form, such notes may be surrendered for payment, registration of transfer or exchange, at the office or agency of the Operating Partnership maintained for such purpose in the Borough of Manhattan, The City of New York, which will initially be an office of the trustee. The DTC will be the depository for the notes.

Except to the limited extent described under “Description of Debt Securities—Consolidation, Merger and Sale of Assets” in the accompanying prospectus, the indenture does not contain any provisions that would afford holders of the notes protection in the event of (1) a change of control or management of the Operating Partnership, (2) a highly leveraged or similar transaction involving the Operating Partnership or any of its Subsidiaries, or (3) a reorganization, restructuring, merger or similar transaction involving the Operating Partnership or any of its Subsidiaries that may adversely affect the holders of the notes. In addition, subject to the limitations set forth under “Description of Debt Securities—Consolidation, Merger and Sale of Assets” in the accompanying prospectus, the Operating Partnership may, in the future, enter into certain transactions such as the sale of all or substantially all of its consolidated assets or the merger or consolidation of the Operating Partnership with or into another entity that would increase the amount of its indebtedness or substantially reduce its assets, which may have an adverse effect on the Operating Partnership’s ability to service its indebtedness, including the notes.

The Operating Partnership will not be required to pay any Additional Amounts (as described in the accompanying prospectus under “Description of Debt Securities—General”) in respect of the notes.

Interest and Maturity

The notes will mature on January 15, 2033. The notes are not entitled to the benefit of any sinking fund. The notes are subject to redemption at the Operating Partnership’s option and are not subject to repayment or repurchase by the Operating Partnership at the option of the holders of the notes. See “—Optional Redemption” below.

The notes will bear interest at the rate of 4.650% per annum, accruing from November 10, 2025, payable semi-annually in arrears on January 15 and July 15 of each year, beginning on July 15, 2026, to the persons in whose names the notes are registered in the security register applicable to the notes at the close of business on January 1 or July 1, as the case may be, immediately before the applicable interest payment dates. Interest on the notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. As noted on the cover page of this prospectus supplement, the public offering price for the notes offered hereby does not include accrued interest of $    in the aggregate from November 10, 2025 up to, but not including, the date of delivery of the notes offered hereby, which will be paid by the purchasers of the notes offered hereby. On July 15, 2026, the Operating Partnership will pay this pre-issuance interest to the holders of the notes offered hereby.

If any interest payment date, maturity date, date fixed for redemption or other day on which the principal of or premium, if any, or interest on a note becomes due and payable falls on a day that is not a Business Day (as defined in the indenture), the required payment shall be made on the next Business Day as if it were made on the date the payment was due, and no interest will accrue on the amount so payable for the period from and after such interest payment date, maturity date, redemption date or other date, as the case may be.

Ranking

The notes will be senior unsecured obligations of the Operating Partnership and will rank equally in right of payment with all of the Operating Partnership’s other existing and future senior unsecured indebtedness. The notes will be effectively or structurally subordinated in right of payment to:

•	all of the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•	all existing and future indebtedness, guarantees and other liabilities, whether secured or unsecured, of the Operating Partnership’s Subsidiaries; and

•	all existing and future preferred equity interests not owned by the Operating Partnership, if any, in the Operating Partnership’s Subsidiaries.

Although the Operating Partnership owns certain apartment communities directly, a significant portion of the consolidated assets of the Operating Partnership and its consolidated Subsidiaries are owned, and a significant portion of the consolidated operating revenues of the Operating Partnership and its consolidated Subsidiaries are generated, by the Operating Partnership’s Subsidiaries, which may limit the Operating Partnership’s ability to make payments due in respect of the notes.

For additional information regarding the ranking of the notes and certain risks relating to the effective or structural subordination of the notes, see “Risk Factors—Risks relating to the notes—Effective and structural subordination may limit the ability of the Operating Partnership to make payments on the notes” in this prospectus supplement.

Optional Redemption

Prior to November 15, 2032 (which date will be approximately two months prior to the final maturity date of the notes (the “Par Call Date”)), the notes may be redeemed, at any time in whole or from time to time in part, at the option of the Operating Partnership, for cash, at a redemption price equal to the greater of:

(a)	100% of the principal amount of the notes to be redeemed, and

(b)

the sum of the present values of the remaining scheduled payments of principal of, and interest on, the notes to be redeemed that would be due if the notes matured on the Par Call Date (exclusive of interest accrued to the applicable redemption date) discounted to such redemption date on a semiannual basis, assuming a 360-day year consisting of twelve 30-day months, at the Treasury Rate plus    basis points, plus, in the case of both clauses (a) and (b) above, accrued and unpaid interest on the principal amount of the notes being redeemed to, but not including, such redemption date.

On or after the Par Call Date, the notes may be redeemed, at any time in whole or from time to time in part, at the option of the Operating Partnership, for cash, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest on the principal amount of the notes being redeemed to, but not including, such redemption date.

Notwithstanding the foregoing, installments of interest on notes that are due and payable on an interest payment date falling on or prior to a redemption date will be payable to the persons who were the holders of the notes (or one or more predecessor notes) registered as such at the close of business on the relevant record dates according to their terms and the provisions of the indenture.

“Treasury Rate” means, with respect to any redemption date, the yield determined by the Operating Partnership in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Operating Partnership after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the date of the notice of redemption based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as

“Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Operating Partnership shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the date of the notice of redemption H.15 TCM is no longer published, the Operating Partnership shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the U.S. Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no U.S. Treasury security maturing on the Par Call Date but there are two or more U.S. Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Operating Partnership shall select the U.S. Treasury security with a maturity date preceding the Par Call Date. If there are two or more U.S. Treasury securities maturing on the Par Call Date or two or more U.S. Treasury securities meeting the criteria of the preceding sentence, the Operating Partnership shall select from among these two or more U.S. Treasury securities the U.S. Treasury security that is trading closest to par based upon the average of the bid and asked prices for such U.S. Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable U.S. Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such U.S. Treasury security, and rounded to three decimal places.

The Operating Partnership’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption by the Operating Partnership will be mailed at least 10 days but not more than 60 days before any redemption date to each holder of notes to be redeemed. If less than all of the outstanding notes are to be redeemed, the notes to be redeemed shall be selected (in principal amounts of $2,000 and integral multiples of $1,000 in excess thereof) by such method as the trustee shall deem fair and appropriate and, in the case of Global Notes, in accordance with DTC’s procedures.

Unless the Operating Partnership defaults in payment of the redemption price (including accrued interest on the notes or portions thereof called for redemption), on and after any redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Covenants Applicable to the Notes

Limitation on incurrence of Total Debt. The Operating Partnership will not, and will not cause or permit any of its Subsidiaries to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof on a pro forma basis, the aggregate principal amount of all outstanding Debt of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication):

(i)	Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt (as defined herein);

(ii)

the aggregate purchase price of any real estate assets or mortgages receivable (or interests therein) acquired by the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter, including those obtained by application of the proceeds of such additional Debt, and owned by the Operating Partnership or any of its Subsidiaries as of the date of incurrence of such additional Debt; and

(iii)

the aggregate amount of any securities offering proceeds received by (or contributed to) the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable (or interests therein) or used to reduce Debt of the Operating Partnership or any of its Subsidiaries), including the proceeds obtained from the incurrence of such additional Debt, each as determined on a consolidated basis in accordance with GAAP.

Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge. The Operating Partnership will not, and will not cause or permit any of its Subsidiaries to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Debt Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred is less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of such additional Debt and to the application of the proceeds thereof, determined on a consolidated basis in accordance with GAAP and calculated on the assumptions that:

(i)

such additional Debt and any other Debt incurred by the Operating Partnership or any of its Subsidiaries since the first day of such four quarter period had been incurred, and the application of the proceeds therefrom (including to repay or retire other Debt) had occurred, on the first day of such period,

(ii)

the repayment or retirement of any other Debt of the Operating Partnership or any of its Subsidiaries since the first day of such four quarter period had occurred on the first day of such period (except that, in making such computation, the amount of Debt under any revolving credit facility, line of credit or similar facility shall be computed based upon the average daily balance of such Debt during such period), and

(iii)

in the case of any acquisition or disposition by the Operating Partnership or any of its Subsidiaries of any asset or group of assets, in any such case with a fair market value (determined in good faith by the Operating Partnership’s Board of Directors (as defined in the accompanying prospectus)) in excess of $1,000,000, since the first day of such four quarter period, whether by merger, purchase or sale of Capital Stock or assets, or otherwise, such acquisition or disposition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

If the Debt giving rise to the need to make the foregoing calculation or any other Debt incurred after the first day of the relevant four quarter period bears interest at a floating rate, then, for purposes of calculating the Annual Debt Service Charge, the interest rate on such Debt shall be computed on a pro forma basis as if the average rate which would have been in effect during the entire such four quarter period had been the applicable rate for the entire such period.

Limitation on incurrence of Secured Debt. The Operating Partnership will not, and will not cause or permit any of its Subsidiaries to, incur any Debt secured by a Lien upon any property or assets of the Operating Partnership or any of its Subsidiaries, whether owned at the date of the indenture or thereafter acquired (“Secured Debt”), if, immediately after giving effect to the incurrence of such additional Secured Debt and the application of the proceeds thereof on a pro forma basis, the aggregate principal amount of all outstanding Secured Debt of the Operating Partnership and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 40% of the sum of (without duplication):

(i)	Adjusted Total Assets as of the end of the most recent fiscal quarter prior to the incurrence of such additional Debt;

(ii)

the aggregate purchase price of any real estate assets or mortgages receivable (or interests therein) acquired by the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter, including those obtained by application of the proceeds of such additional Debt, and owned by the Operating Partnership or any of its Subsidiaries as of the date of incurrence of such additional Debt; and

(iii)

the aggregate amount of any securities offering proceeds received by (or contributed to) the Operating Partnership or any of its Subsidiaries since the end of such fiscal quarter (to the extent that such proceeds were not used to acquire such real estate assets or mortgages receivable (or interests therein) or used to reduce Debt of the Operating Partnership or any of its Subsidiaries), including the proceeds obtained from the incurrence of such additional Debt, each as determined on a consolidated basis in accordance with GAAP.

For clarity, it is understood and agreed that, for purposes of the provisions described above under “ —Limitation on incurrence of Total Debt,” “ — Ratio of Consolidated Income Available for Debt Service to Annual Debt Service Charge” and “ —Limitation on incurrence of Secured Debt” and the provision described below under “ —Maintenance of Unencumbered Total Asset Value,” Debt of a person existing at the time such person is merged or consolidated with or into the Operating Partnership or any of its Subsidiaries or becomes a Subsidiary of the Operating Partnership shall be deemed to have been incurred by the Operating Partnership or such Subsidiary, as the case may be, on the date of such merger or consolidation or the date such person becomes a Subsidiary of the Operating Partnership, as the case may be.

Maintenance of Unencumbered Total Asset Value. The Operating Partnership and its Subsidiaries, determined on a consolidated basis in accordance with GAAP, will at all times maintain an Unencumbered Total Asset Value in an amount not less than 150% of the aggregate principal amount of all outstanding Unsecured Debt of the Operating Partnership and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

Existence of the Operating Partnership. Except as permitted by the provisions described in the accompanying prospectus under “Description of Debt Securities—Consolidation, Merger and Sale of Assets,” (i) the Operating Partnership shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence and (ii) the Operating Partnership shall do or cause to be done all things necessary to preserve and keep in full force and effect its rights (under its partnership agreement or other organizational documents, as the case may be, and its statutory rights), licenses and franchises; provided, however, that the Operating Partnership shall not be required to preserve any such right, license or franchise if the Board of Directors of the Operating Partnership determines that the preservation thereof is no longer desirable in the conduct of the business of the Operating Partnership.

Maintenance of properties. The Operating Partnership will cause all of its material properties and the material properties of each of its Subsidiaries that are used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof (and the Operating Partnership may take out of service for a period of time any of its or its Subsidiaries’ properties that have been condemned or suffered any loss due to casualty in order to make such repairs, betterments and improvements), all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, notwithstanding anything in the indenture to the contrary, the Operating Partnership may (i) discontinue the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Operating Partnership, desirable in the conduct of its business or the business of any Subsidiary of the Operating Partnership and not disadvantageous in any material respect to the holders of any notes outstanding under the indenture, (ii) remove, or cause its Subsidiaries to remove, permanently any property that has been condemned or suffered a loss due to casualty based on the Operating Partnership’s reasonable judgment that such removal is in the best interest of the Operating Partnership or (iii) sell or otherwise dispose of, or cause its Subsidiaries to sell or otherwise dispose of, for value any of their respective properties in the ordinary course of business.

Insurance. The Operating Partnership will, and will cause each of its Subsidiaries to, keep in force upon all of its insurable properties insurance policies carried with reputable companies in such amounts and covering such risks as is customary in the industry in which the Operating Partnership and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Payment of taxes and other claims. The Operating Partnership will pay or discharge or cause to be paid or discharged, before the same shall become delinquent:

(i)	all taxes, assessments and governmental charges levied or imposed upon it or any of its Subsidiaries or upon any income, profits, property or assets of it or any of its Subsidiaries; and

(ii)

all lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon its property or assets or the property or assets of any of its Subsidiaries, provided, however, that the Operating Partnership will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (a) whose amount, applicability or validity is being contested in good faith by appropriate proceedings or (b) if the non-payment of any such taxes, assessments, charges or claims would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Operating Partnership to pay when due the principal of, and premium, if any, and interest on the notes.

Provision of financial information. Whether or not the Operating Partnership is subject to Section 13 or 15(d) of the Exchange Act, for so long as any notes are outstanding under the indenture, the Operating Partnership shall, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which it would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if it were so subject, on or prior to the respective dates (each, a “Required Filing Date”) by which it would have been required to file such documents if it were so subject. In addition:

(i)

if the Operating Partnership is not subject to Section 13 or 15(d) of the Exchange Act, the Operating Partnership shall, not later than 15 days after each Required Filing Date, transmit by mail to all holders of notes outstanding under the indenture, as their names and addresses appear in the security register for the notes, without cost to such holders, copies of the annual reports, quarterly reports and other documents which it would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to such sections; provided that the Operating Partnership shall not be required to mail any such report or other document to holders if such report or other document is publicly available on the SEC’s or the Operating Partnership’s website (provided that within five days after the first time that the Operating Partnership shall make any such reports or documents publicly available on the Operating Partnership’s website, it will disseminate a press release or similar public announcement (using such means of dissemination that is at the time customary for public companies in the United States) announcing the availability of such reports and other documents on such website and providing the internet address of such website);

(ii)

the Operating Partnership shall, whether or not it is subject to Section 13 or 15(d) of the Exchange Act, not later than 15 days after each Required Filing Date, file with the trustee copies of the annual reports, quarterly reports and other documents which it would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if it were subject to those sections; and

(iii)

if filing of any such report or other document required by any of the foregoing provisions to be filed with the SEC is not permitted under the Exchange Act, the Operating Partnership shall, promptly upon written request and payment of reasonable costs of duplication and delivery, supply copies of such report or other document to any prospective holder of notes (or, in the case of a Global Note, any prospective owner of a beneficial interest in such Global Note); provided that the Operating

Partnership shall not be required to supply any such report or other document to a prospective owner or holder if such report or other document is publicly available on the SEC’s or the Operating Partnership’s website.

Any report or other document which the Operating Partnership is required to mail, file or supply to any person pursuant to clause (i), (ii) or (iii) above may instead be sent to such person by email if such person shall have consented in writing (including by email) to email delivery and such email is sent to such person at such email address as such person may provide from time to time by notice to the trustee or, in the case of clause (ii) above, as the trustee may provide from time to time by notice to the Operating Partnership.

Certain Definitions

As used in the indenture with respect to the notes, the following terms have the meanings set forth below.

“Adjusted Total Assets” means, as of any date, the sum of (without duplication) (i) Undepreciated Real Estate Assets on such date and (ii) all other assets (excluding accounts receivable and intangibles) of the Operating Partnership and its Subsidiaries on such date, all determined on a consolidated basis in accordance with GAAP.

“Annual Debt Service Charge” for any period means interest expense of the Operating Partnership and its Subsidiaries for such period including, without duplication, (1) all amortization of debt discount, (2) all accrued interest, (3) all capitalized interest and (4) the interest component of all capitalized lease obligations, all determined on a consolidated basis in accordance with GAAP.

“Consolidated Income Available for Debt Service” for any period means the Consolidated Net Income of the Operating Partnership and its Subsidiaries for such period, plus amounts which have been deducted and minus amounts which have been added for (without duplication):

•	interest expense on Debt,

•	provision for taxes based on income,

•	amortization of debt discount and deferred financing costs,

•	the income or expense attributable to transactions involving derivative instruments that do not qualify for hedge accounting in accordance with GAAP,

•	provisions for gains and losses on sales or other dispositions of properties and other investments,

•	depreciation and amortization,

•	gains or losses on early extinguishment of Debt,

•

all prepayment penalties and all legal, accounting, financial advisory and similar costs or fees incurred in connection with any debt financing or amendment thereto, acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed),

•	the effect of any item that is non-cash and non-recurring, and

•	amortization of deferred charges, all determined on a consolidated basis in accordance with GAAP.

“Consolidated Net Income” for any period means the amount of net income (or loss) of the Operating Partnership and its Subsidiaries for such period, excluding (without duplication) (1) gains and losses on sales of properties and other investments, (2) extraordinary items, (3) property valuation gains and losses (including impairment charges), and (4) the portion of net income (loss) of the Operating Partnership and its Subsidiaries allocable to noncontrolling interest, all determined on a consolidated basis in accordance with GAAP.

“Debt” means, with respect to any person, any indebtedness of such person, whether or not contingent, in respect of (without duplication):

(1)	borrowed money or evidenced by bonds, notes, debentures or similar instruments,

(2)

indebtedness secured by any Lien on any property or assets owned by such person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the Board of Directors of such person or, if such person is a Subsidiary of the Operating Partnership, by the Board of Directors of the Operating Partnership) of the property subject to the Lien,

(3)

reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other Debt of such person or any of its Subsidiaries if such other Debt appears as a liability on the consolidated balance sheet of such person and its consolidated Subsidiaries in accordance with GAAP) or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable, and

(4)

any lease of property by such person as lessee that is or is required to be reflected on such person’s balance sheet as a capitalized lease in accordance with GAAP, in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as liabilities on such person’s balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any non-contingent obligation of such person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business and other than solely as a result of Non-Recourse Exclusions except to the extent of any amounts payable by such person pursuant to any such Non-Recourse Exclusions or any related claims or liabilities), Debt of another person of the type referred to in (1), (2), (3) or (4) above (it being understood that Debt shall be deemed to be incurred by such person whenever such person shall create, assume, guarantee (on a non-contingent basis), incur or otherwise become liable in respect thereof), provided, however, that the term “Debt” will not include any such indebtedness that has been the subject of an “in substance” defeasance in accordance with GAAP or Intercompany Debt (or a non-contingent obligation to be liable for, or to pay, Intercompany Debt).

“Intercompany Debt” means Debt of the Operating Partnership or any of its Subsidiaries so long as (1) the only persons liable for the payment of such Debt, whether as obligor, guarantor or otherwise, are the Operating Partnership or any of its Subsidiaries, (2) such Debt is held solely by the Operating Partnership or any of its Subsidiaries and (3) such Debt is expressly subordinated in right of payment to the prior payment in full of all notes outstanding under the indenture; provided, however, that any such Debt shall be deemed Intercompany Debt only for so long as the conditions set forth in clauses (1) through (3) above shall continue to be satisfied and, if at any time any of such conditions shall not continue to be satisfied with respect to any such Debt, then such Debt will, at such time, cease to be Intercompany Debt and the Operating Partnership or such Subsidiary, as the case may be, will be deemed to have incurred, at such time, an amount of Debt equal to the outstanding amount of such Debt at such time.

“Lien” means any mortgage, deed of trust, deed to secure Debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and any other like agreement granting or conveying a security interest.

“Non-Recourse Exclusions” means any usual and customary exclusions from the non-recourse limitations governing non-recourse Debt, including, without limitation, exclusions for claims that (i) are based on fraud, intentional misrepresentation, misapplication of funds, gross negligence or willful misconduct, (ii) result from intentional mismanagement of or waste at the real property securing such non-recourse Debt, (iii) arise from the presence of hazardous substances on the real property securing such non-recourse Debt, or (iv) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document).

“Secured Debt” has the meaning set forth above under “Covenants applicable to the notes—Limitation on incurrence of Secured Debt.”

“Subsidiary” means, with respect to any person, a corporation, partnership association, joint venture, trust, limited liability company or other entity which is required to be consolidated with the person in accordance with GAAP.

“Undepreciated Real Estate Assets” means, as of any date, the cost (original acquisition and development cost plus capital improvements) of real estate assets of the Operating Partnership and its Subsidiaries on such date, before depreciation and amortization, all determined on a consolidated basis in accordance with GAAP.

“Unencumbered Total Asset Value” means, as of any date, the sum of (without duplication) (i) those Undepreciated Real Estate Assets on such date which are not subject to a Lien securing Debt and (ii) all other assets (excluding accounts receivable and intangibles) of the Operating Partnership and its Subsidiaries on such date which are not subject to a Lien securing Debt, all determined on a consolidated basis in accordance with GAAP; provided, however, that all investments by the Operating Partnership or any of its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from Unencumbered Total Asset Value to the extent that such investments would have otherwise been included.

“Unsecured Debt” means Debt of the Operating Partnership or any of its Subsidiaries that is not Secured Debt.

Governing Law

The indenture is, and the notes offered hereby, will be, governed by and construed in accordance with, the laws of the State of New York.

Trustee

U.S. Bank Trust Company, National Association will act as trustee, registrar and paying agent for the notes, as successor in interest to U.S. Bank National Association, subject to the right of the Operating Partnership to remove the trustee as registrar and paying agent for the notes and appoint other or additional registrars or paying agents for the notes.

Book-Entry Notes

Upon issuance, the notes will only be issued in the form of one or more Global Notes which will be held by DTC or its custodian and registered in the name of Cede & Co., as nominee of DTC. Unless and until it is exchanged in whole or in part for notes in definitive form under the limited circumstances described under “Description of Debt Securities–Book-Entry Debt Securities” in the accompanying prospectus, a Global Note may not be transferred except as a whole (1) by DTC to a nominee of DTC, (2) by a nominee of DTC to DTC or another nominee of DTC or (3) by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Ownership of beneficial interests in a Global Note will be limited to persons that have accounts with DTC (“direct participants”), persons that clear transactions through or maintain a custodial relationship with a direct participant (“indirect participants” and, together with direct participants, “participants”) and persons that may hold interests through direct participants or indirect participants. Upon the issuance of a Global Note, DTC will credit, on its book-entry registration and transfer system, the direct participants’ accounts with the respective principal amounts of the notes represented by such Global Note beneficially owned by direct participants. Ownership of beneficial interests in the Global Note will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by DTC (with respect to interests of direct participants) and on the records of direct participants and indirect participants (with respect to interests of persons holding through direct participants or indirect participants).

So long as DTC or its nominee is the registered owner of a Global Note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by such Global Note for all purposes under the indenture. Except under the limited circumstances described in the accompanying prospectus under “Description of Debt Securities—Book-Entry Debt Securities,” owners of beneficial interests in a Global Note will not be entitled to have notes represented by such Global Note registered in their names, will not receive or be entitled to receive physical delivery of such notes in certificated form and will not be considered the registered owners or holders of such notes under the indenture. Accordingly, each person owning a beneficial interest in a Global Note must rely on the procedures of DTC and, if such person is not a direct participant, on the procedures of the direct and indirect participants through which such person owns its interest, to exercise any rights of a holder of notes under the indenture. The Operating Partnership understands that under existing industry practices, if the Operating Partnership requests any action of holders of notes or if an owner of a beneficial interest in a Global Note desires to give or take any action that a holder of notes is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on a Global Note will be made to DTC or its nominee, as the case may be, as the registered holder of such Global Note. None of the Operating Partnership, the trustee or any agent of the Operating Partnership or agent of the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership of interests in the Global Note or for maintaining, supervising or reviewing any records relating to beneficial ownership interests. The Operating Partnership expects that DTC, upon receipt of any payment of principal, premium, if any, or interest in respect of a Global Note, will immediately credit direct participants’ accounts with payments in amounts proportionate to their respective beneficial interests in such Global Note as shown on the records of DTC. The Operating Partnership also expects that payments by direct and indirect participants to owners of beneficial interests in a Global Note held through such participants will be governed by standing customer instructions and customary practice, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participants.

For additional information concerning DTC, its book-entry registration and transfer system and the Global Notes, see “Description of Debt Securities—Book-Entry Debt Securities” in the accompanying prospectus.

SUPPLEMENTAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This discussion is a supplement to, and is intended to be read together with, the discussion incorporated by reference in this prospectus supplement and the accompanying prospectus from Exhibit 99.1 to the Current Report on Form 8-K filed by MAA with the SEC on February 13, 2026, under the heading “Material U.S. Federal Income Tax Considerations” (the “8-K Tax Disclosure”). You should refer to the discussion in the 8-K Tax Disclosure for a discussion of the tax consequences of MAA’s election to be taxed as a REIT. This discussion is for general information only and does not constitute tax advice.

Taxation of Holders of the Notes

The following summary describes certain material U.S. federal income tax consequences of acquiring, owning and disposing of the notes. The discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”); current, temporary and proposed U.S. Treasury Regulations issued thereunder (the “Treasury Regulations”); the legislative history of the Code; Internal Revenue Service (“IRS”) rulings, pronouncements, interpretations and practices; and judicial decisions now in effect, all of which are subject to change at any time. Any such change may be applied retroactively in a manner that could adversely affect a holder of the notes. This discussion is limited to persons purchasing the notes for cash at original issue and at the offering price on the cover page of this prospectus supplement. Furthermore, this discussion assumes that each holder holds the notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). It does not reflect every possible tax outcome or consequence that could result from acquiring, owning or disposing of the notes. For example, special rules not discussed here may apply to you if you are:

•	a broker-dealer or a dealer in securities or currencies;

•	an S corporation;

•	a bank, thrift or other financial institution;

•	a regulated investment company or a real estate investment trust;

•	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;

•	an insurance company;

•	a tax-exempt organization;

•	subject to the alternative minimum tax provisions of the Code;

•	holding the notes as part of a hedge, straddle, conversion, integrated or other risk reduction or constructive sale transaction;

•	holding the notes through a partnership or other pass-through entity;

•	a non-U.S. corporation or partnership, or person who is not a resident or citizen of the United States;

•	a U.S. person whose “functional currency” is not the U.S. dollar; or

•	a U.S. expatriate or former long-term resident.

In addition, this discussion does not reflect state, local or non-U.S. tax consequences that may apply to you based on your particular circumstances and residence. You should consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences, which may result from your acquisition, ownership or disposition of the notes.

As used herein, “U.S. holder” means a beneficial owner of the notes that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•

a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more U.S. persons that have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

If any entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of an owner of such entity generally will depend upon the status of the owner and the activities of the entity. If you are an owner of an entity treated as a partnership for U.S. federal income tax purposes, you should consult your tax advisor regarding the tax consequences of the entity’s purchase, ownership and disposition of the notes. For purposes of this discussion, “non-U.S. holder” means a beneficial owner of the notes that is neither a U.S. holder nor an entity treated as a partnership for U.S. federal income tax purposes.

Qualified Reopening

For U.S. federal income tax purposes, we expect and the following discussion assumes that the notes offered hereby will be treated as issued in a “qualified reopening” of the initial notes. For U.S. federal income tax purposes, debt instruments issued in a qualified reopening of previously issued original debt instruments are deemed to be part of the same issue as the original debt instruments. Under the treatment described in this paragraph, the notes offered hereby will have the same issue date and the same issue price as the initial notes for U.S. federal income tax purposes. The initial notes were issued at no more than a de minimis discount from their stated principal amount. As a result, the initial notes were issued without original issue discount (“OID”) for U.S. federal income tax purposes. The following discussion assumes that the notes offered hereby will be issued with no OID for U.S. federal income tax purposes.

U.S. Holders

Pre-Acquisition Accrued Interest. A portion of the price paid for the notes offered hereby will be allocable to interest that “accrued” prior to the date the notes are purchased (“pre-acquisition accrued interest”). We intend to take the position that, to the extent a portion of a U.S. holder’s purchase price is allocable to pre-acquisition accrued interest, a portion of the first stated interest payment equal to the amount of such pre-acquisition accrued interest will be treated as a nontaxable return of such pre-acquisition accrued interest to the U.S. holder. Amounts treated as a nontaxable return of pre-acquisition accrued interest will reduce a U.S. holder’s adjusted tax basis in the note offered hereby by a corresponding amount.

Interest. A U.S. holder generally will be required to recognize and include in gross income any stated interest on the notes (other than pre-acquisition accrued interest on the notes) as ordinary income at the time it is paid or accrued on the notes in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes.

Amortizable Bond Premium. If a U.S. holder purchases a note offered hereby for an amount (excluding any portion thereof allocable to pre-acquisition accrued interest) that exceeds the note’s principal amount, the U.S. holder will be considered to have purchased the note with “amortizable bond premium” in an amount equal to the excess. Generally, a U.S. holder may elect to amortize the premium as an offset to interest, using a constant-yield method, over the remaining term of the notes. However, because the notes may be optionally redeemed by us for an amount in excess of their principal amount (see “Description of Notes—Optional Redemption”), special rules apply that could result in a reduction or deferral of the amortization of the bond premium. Under the Treasury Regulations, a U.S. holder may elect to offset the stated interest income allocable to an accrual period with the bond premium allocable to the accrual period, in which case, the U.S. holder must reduce its adjusted tax basis in the notes by the amount of the bond premium used to offset such stated interest income. An election to amortize bond premium applies to all taxable debt obligations held or subsequently acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and may be revoked only with the consent of the IRS. If a U.S. holder does not elect to amortize the bond premium, the bond premium will decrease the gain or increase the loss such U.S. holder otherwise would recognize on the disposition of the notes. You are urged to consult your own tax advisors with respect to the rules relating to amortizable bond premium and their application to your particular circumstances.

Additional payments. In certain circumstances (see “Description of Notes—Optional Redemption”), the Operating Partnership may be obligated to make payments in excess of stated interest and the principal amount of the notes. The Operating Partnership intends to take the position that the notes should not be treated as contingent payment debt instruments despite these additional payments. This position is based in part on assumptions regarding the likelihood, as of the date of issuance of the notes hereunder, that such additional payments will have to be paid. Assuming such position is respected, any amounts paid to a U.S. holder pursuant to any redemption or repurchase, as applicable, would be taxable as described below in “—U.S. Holders—Sale or other taxable disposition of the notes.” U.S. holders are urged to consult their tax advisors regarding the potential application of the contingent payment debt instrument rules to the notes and the consequences thereof. The remainder of this discussion assumes that the notes are not treated as contingent payment debt instruments.

Sale or other taxable disposition of the notes. A U.S. holder will recognize gain or loss on the sale, exchange, redemption (including a partial redemption), retirement or other taxable disposition of a note equal to the difference between the sum of the cash and the fair market value of any property received in exchange therefor (less a portion allocable to any accrued and unpaid stated interest, which generally will be taxable as ordinary income if not previously included in such U.S. holder’s income) and the U.S. holder’s adjusted tax basis in the note. A U.S. holder’s adjusted tax basis in a note (or a portion thereof) generally will be the U.S. holder’s cost therefor, reduced by amortized bond premium and by any pre-acquisition accrued interest previously received. This gain or loss generally will be long-term capital gain or loss if the U.S. holder has held the notes for more than one year at the time of such disposition. The maximum long term capital gains rate for non-corporate U.S. holders is generally 20%.

Additional tax on net investment income. An additional tax at a rate of 3.8% is imposed on the amount of “net investment income,” in the case of an individual, or undistributed “net investment income,” in the case of an estate or trust (other than a charitable trust), which exceeds certain threshold amounts. “Net investment income” as defined for this purpose generally includes interest payments and gain recognized from the sale or other taxable disposition of the notes. U.S. holders should consult their own tax advisors regarding the effect, if any, of this tax on their ownership and disposition of the notes.

Information reporting and backup withholding. A U.S. holder may be subject to information reporting and backup withholding when such U.S. holder receives interest and principal payments on the notes or proceeds upon the sale or other disposition of such notes (including a redemption or retirement of the notes). Certain U.S. holders (including, among others, corporations and certain tax-exempt organizations) are generally not subject to information reporting or backup withholding. A U.S. holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	such U.S. holder fails to furnish its taxpayer identification number, or “TIN,” which, for an individual is ordinarily his or her social security number;

•	the IRS notifies the payor that such U.S. holder furnished an incorrect TIN;

•	such U.S. holder is notified by the IRS of a failure to properly report payments of interest or dividends; or

•	such U.S. holder fails to certify, under penalties of perjury, that such holder has furnished a correct TIN and that the IRS has not notified such U.S. holder that it is subject to backup withholding.

A U.S. holder should consult its tax advisor regarding its qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder generally will be allowed as a credit against the U.S. holder’s U.S. federal income tax liability or may be refunded, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders

Interest. Interest paid to a non-U.S. holder on its notes that is not effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business will not be subject to U.S. federal withholding tax, provided that:

•	such non-U.S. holder does not actually or constructively own a 10% or greater interest in the Operating Partnership’s capital or profits;

•	such non-U.S. holder is not a controlled foreign corporation with respect to which the Operating Partnership is a “related person” within the meaning of Section 864(d)(4) of the Code;

•	such non-U.S. holder is not a bank that received such interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business; and

•

the non-U.S. holder certifies in a statement provided to the Operating Partnership or its paying agent, under penalties of perjury, that it (a) is not a U.S. person within the meaning of the Code and provides its name and address, (b) is a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business and holds the notes on behalf of the non-U.S. holder and certifies to the Operating Partnership or its paying agent under penalties of perjury that it, or the financial institution between it and the non-U.S. holder, has received from the non-U.S. holder a statement, under penalties of perjury, that such holder is not a U.S. person and provides the Operating Partnership or its paying agent with a copy of such statement or (c) holds its notes directly through a “qualified intermediary” and certain conditions are satisfied.

A non-U.S. holder generally will also be exempt from withholding tax on interest if such amount is effectively connected with such non-U.S. holder’s conduct of a U.S. trade or business and the non-U.S. holder provides the Operating Partnership with appropriate certification (as discussed below under “—Non-U.S. Holders— U.S. Trade or Business”).

If a non-U.S. holder does not satisfy the requirements above, interest paid to such non-U.S. holder generally will be subject to a 30% U.S. federal withholding tax. Such rate may be reduced or eliminated under a tax treaty between the United States and the non-U.S. holder’s country of residence. To claim a reduction or exemption under a tax treaty, a non-U.S. holder must generally complete an IRS Form W-8BEN or an IRS Form W-8BEN-E (or applicable successor form) and claim the reduction or exemption on the form.

Additional payments. In certain circumstances (see “Description of Notes—Optional Redemption”), we may be obligated to pay amounts in excess of stated interest and principal on the notes. As noted above under the caption “ —U.S. Holders—Additional Payments,” we expect that any such payments will be treated as additional amounts paid for the notes and, therefore, will be subject to the rules discussed below regarding the sale or other taxable disposition of the notes by non-U.S. holders.

Sale or other taxable disposition of the notes. A non-U.S. holder generally will not be subject to U.S. federal income tax or withholding tax on gain recognized on the sale, exchange, redemption, retirement or other taxable disposition of a note so long as (i) the gain is not effectively connected with the conduct by the non-U.S. holder of a U.S. trade or business (or, if a tax treaty applies, the gain is not attributable to a U.S. permanent establishment maintained by such non-U.S. holder) and (ii) in the case of a non-U.S. holder who is an individual, such non-U.S. holder is not present in the United States for 183 days or more in the taxable year of disposition or certain other requirements are not met. A non-U.S. holder who is an individual and does not meet this exemption should consult his or her tax advisor regarding the potential liability for U.S. federal income tax on such holder’s gain realized on a note.

U.S. trade or business. If interest paid on a note or gain from a disposition of a note is effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business (and, if an income tax treaty applies, the non-U.S. holder maintains a U.S. permanent establishment to which such amounts are generally attributable), the non-U.S. holder generally will be subject to U.S. federal income tax on the interest or gain on a net basis in the same manner as if it were a U.S. holder. If a non-U.S. holder is subject to U.S. federal income tax on the interest on a net basis, the 30% withholding tax described above will not apply (assuming an appropriate certification is provided, generally on IRS Form W-8ECI). A non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to certain adjustments, unless it qualifies for a lower rate under an applicable income tax treaty. For this purpose, interest on a note or gain from a disposition of a note will be included in earnings and profits if the interest or gain is effectively connected with the conduct by the corporation of a U.S. trade or business.

Backup withholding and information reporting. A non-U.S. holder generally will not be subject to backup withholding and information reporting with respect to payments that the Operating Partnership makes to the non-U.S. holder, provided that the Operating Partnership does not have actual knowledge or reason to know that such holder is a “U.S. person,” within the meaning of the Code, and the holder has given the Operating Partnership the statement described above under “Non-U.S. Holders—Interest.” In addition, a non-U.S. holder will not be subject to backup withholding or information reporting with respect to the proceeds of the sale or other disposition of the Operating Partnership’s notes (including a retirement or redemption of such notes) within the U.S. or conducted through certain U.S.-related brokers, if the payor receives the statement described above and does not have actual knowledge or reason to know that such holder is a U.S. person or the holder otherwise establishes an exemption. However, the Operating Partnership may be required to report annually to the IRS and to the non-U.S. holder the amount of, and the tax withheld with respect to, any interest paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides.

A non-U.S. holder generally will be entitled to credit any amounts withheld under the backup withholding rules against the holder’s U.S. federal income tax liability or may claim a refund provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act. Sections 1471 through 1474 of the Code and the Treasury Regulations and other published guidance promulgated thereunder (which are commonly referred to as “FATCA”) generally impose withholding taxes on certain types of payments made to “foreign financial institutions” and certain other non-U.S. entities unless additional certification, information reporting and other specified requirements are satisfied. Failure to comply with the FATCA reporting requirements could result in withholding tax being imposed on payments of interest made to foreign intermediaries and certain non-U.S. holders. Prospective investors should consult their own tax advisors regarding FATCA.

The One Big Beautiful Bill Act. On July 4, 2025, President Trump signed into law the legislation known as the One Big Beautiful Bill Act (the “OBBBA”). The OBBBA made significant changes to the U.S. federal income tax laws in various areas. Among the notable changes, the OBBBA permanently extended certain provisions that were enacted in the Tax Cuts and Jobs Act of 2017, most of which were set to expire after December 31, 2025. Such extensions included the permanent extension of the 20% deduction for “qualified REIT dividends” for individuals and other non-corporate taxpayers as well as the permanent extension of the limitation on non-corporate taxpayers using “excess business losses” to offset other income. The OBBBA also increased the percentage limit under the REIT asset test applicable to taxable REIT subsidiaries (“TRSs”), from 20% to 25% for taxable years beginning after December 31, 2025. As a result, for taxable years beginning after December 31, 2025, the aggregate value of all securities of TRSs held by a REIT may not exceed 25% of the value of its gross assets. You are urged to consult with your tax advisor with respect to the OBBBA and its potential effect on investment in the notes.

UNDERWRITING

Subject to the terms and conditions contained in an underwriting agreement among the Operating Partnership and J.P. Morgan Securities LLC, Citigroup Global Markets Inc., PNC Capital Markets LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC as representatives (the “representatives”) of the underwriters named below, the underwriters have severally, and not jointly, agreed to purchase from the Operating Partnership, and the Operating Partnership has agreed to sell, the principal amounts of the notes offered hereby listed opposite the underwriters’ names below:

Underwriter	Principal Amount of the Notes
J.P. Morgan Securities LLC	$
Citigroup Global Markets Inc.
PNC Capital Markets LLC
TD Securities (USA) LLC
Wells Fargo Securities, LLC

Total	$

J.P. Morgan Securities LLC, Citigroup Global Markets Inc., PNC Capital Markets LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC are acting as joint book-running managers in connection with the offering of the notes.

The underwriting agreement provides that the obligations of the several underwriters to purchase the notes offered hereby are subject to certain conditions and that the underwriters will purchase all of the notes if any notes are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.

The underwriters are offering the notes, subject to prior sale, when, as and if issued to and accepted by them, subject to conditions contained in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

The Operating Partnership has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of any of these liabilities.

Commissions and Discount

The representatives of the underwriters have advised the Operating Partnership that the underwriters propose initially to offer the notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the notes to dealers at that price less a concession not in excess of    % of the principal amount of the notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of     % of the principal amount of the notes to other dealers. The table on the cover page of this prospectus supplement does not reflect accrued interest from, and including, November 10, 2025 up to, but not including, the date of delivery of the notes offered hereby, which will be included in the purchase price of the notes. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the underwriting discount to be paid to the underwriters by the Operating Partnership.

	Per note		Total
Underwriting discount		%	$

The expenses of this offering, not including the underwriting discount, are estimated at $  and are payable by the Operating Partnership.

No Prior Market for the Notes

The initial notes are not listed, and the Operating Partnership does not intend to apply for listing of the notes on any securities exchange or for inclusion of the notes in any quotation system. Although the underwriters have advised us that they intend to make a market in the notes, they are not obligated to do so and may discontinue any market-making at any time without notice. Accordingly, active trading markets may not develop for the notes and, even if one develops, may not be maintained or be liquid. If active trading markets for the notes do not develop or are not maintained, the market price and liquidity of the notes are likely to be adversely affected.

Price Stabilization and Short Positions

In connection with the offering of the notes, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the market price of the notes. Specifically, the underwriters may overallot in connection with the offering, creating a short position. In addition, the underwriters may bid for, and purchase, the notes in the open market to cover short positions or to stabilize the price of the notes. Any of these activities may stabilize or maintain the market price of the notes above independent market levels, but no representation is made hereby that the underwriters will engage in any of those transactions or of the magnitude of any effect that the transactions described above, if undertaken, may have on the market price of the notes. The underwriters will not be required to engage in these activities, and if they engage in these activities, they may end any of these activities at any time without notice.

Other Relationships

Some or all of the underwriters and/or their respective affiliates have engaged in, and/or may in the future engage in, investment banking, commercial banking, financial advisory and other commercial and financial transactions and dealings with the Operating Partnership and MAA and their respective subsidiaries, and some or all of the underwriters have received and may in the future receive compensation in connection with those transactions and dealings.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of MAA or the Operating Partnership. If any of the underwriters or their respective affiliates has a lending relationship with MAA or the Operating Partnership, certain of those underwriters or their affiliates may hedge, and certain other of those underwriters or their affiliates routinely hedge, their credit exposure to MAA or the Operating Partnership consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions, which may consist of either the purchase of credit default swaps or the creation of short positions in securities of MAA or the Operating Partnership, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. In addition, affiliates of some of the underwriters are lenders, and in some cases agents or managers for the lenders, under our revolving credit facility.

Settlement

We have agreed with the underwriters that delivery of the notes will be made to investors on or about     , 2026, which will be the    Business Day following the date of this prospectus supplement (such settlement being referred to as “T+    ”). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market are required to settle in one Business Day, unless the parties to any such trade expressly agree otherwise.

Accordingly, purchasers who wish to trade notes on the date of this prospectus supplement or the next  succeeding Business Days will be required, by virtue of the fact that the notes initially settle in T+ , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes on the date of this prospectus supplement or the next    succeeding Business Days should consult their advisors.

Selling Restrictions

Prohibition of Sales to EEA Retail Investors

The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)	a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)	not an EEA Qualified Investor; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Prohibition of Sales to United Kingdom Retail Investors

The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is neither:

(i)	a professional client, as defined in point (8) of Article 2(1) of UK MiFIR; nor

(ii)	a UK Qualified Investor; and

(b)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to buy or subscribe for the notes.

Other Regulatory Restrictions in the United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Operating Partnership.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

Hong Kong

The notes have not been offered or sold and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of the Laws of Hong Kong (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and

Miscellaneous Provisions) Ordinance (Cap. 32) of the Laws of Hong Kong (the “C(WUMP)O”) or that do not constitute an offer to the public within the meaning of the C(WUMP)O; and no advertisement, invitation or document relating to the notes has been or will be issued or has been or will be in the possession of any person for the purposes of issue (in each case, whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the SFO and any rules made thereunder.

Japan

The notes have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”), on the grounds that the offering of the notes in Japan is made as a private placement for small number of investors as prescribed under Article 2, Paragraph 3, Item 2 (III) of the FIEA.

Accordingly, the notes will not be offered or sold, directly or indirectly, in Japan or to or for the account or benefit of any resident in Japan, or to, or for the account or benefit of, others for reoffering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except under circumstances which will result in compliance with all applicable laws, regulations and guidelines, including the requirements applicable to such private placement for a small number of investors under the FIEA, under which the notes may be offered to up to 49 offerees in Japan.

Any offeree in Japan shall acknowledge and agree that it does not need any explanation of important matters under the Act on the Provision of Financial Services (Act No. 101 of 2000, as amended).

Subject to the foregoing, the notes may be offered in Japan to qualified institutional investors (as defined in Article 2, Paragraph 3, Item 1 of the FIEA and Article 10 of the Ministerial Ordinance Concerning Definitions provided in Article 2 of the FIEA), with the exclusion from the counting of the 49 offerees above. Any qualified institutional investor who acquired the notes is subject to the resale restriction that such qualified institutional investor cannot further assign the notes to anyone other than another qualified institutional investor(s), and such assignment shall be made with the condition of entry to an agreement setting forth such transfer restriction.

Singapore

This prospectus supplement and the accompanying prospectus have not been and will not be registered as a prospectus under the Securities and Futures Act 2001(the “SFA”) by the Monetary Authority of Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “SFA Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018 or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the notes are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a SFA Relevant Person which is:

(a)

a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)

a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation and the beneficiaries’ rights and interest (howsoever described) in that trust, shall not be transferred within 6 months after that corporation or that trust has subscribed for or acquired the notes except:

(1)

to an Institutional Investor, an Accredited Investor or other SFA Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of that trust);

(2)	where no consideration is or will be given for the transfer;

(3)	where the transfer is by operation of law; or

(4)	as specified in Section 276(7) of the SFA.

Singapore Securities and Futures Act Product Classification: Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The Operating Partnership has not been licensed for distribution to non-qualified investors by the Swiss Financial Market Supervisory Authority FINMA (the “FINMA”) as a foreign collective investment scheme pursuant to Article 120(1) of the Swiss Collective Investment Schemes Act of June 23, 2006, as amended (the “CISA”) and no representative or paying agent in Switzerland has been appointed pursuant to Article 120(4) of the CISA. Accordingly, the notes may only be offered, advertised or otherwise distributed, directly or indirectly, in or from Switzerland, and this prospectus supplement and the accompanying prospectus and any other marketing or offering documents relating to the Operating Partnership may only be distributed in or from Switzerland, (A) to financial intermediaries that are subject to prudential supervision as defined in Article 10(3)(a) of the CISA or insurance institutions that are subject to prudential supervision as defined in Article 10(3)(b) of the CISA and/or (B) in any other manner that does not constitute a distribution (Vertrieb/distribution/distribuzione) within the meaning of Article 3 of the CISA, its implementing ordinance and guidelines. The notes will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement and the accompanying prospectus have been prepared without regard to the disclosure standards for issuance of prospectuses under the CISA, Article 652a or 1156 of the Swiss Code of Obligations or the listing rules of the SIX or any other exchange or regulated trading facility in Switzerland.

None of this prospectus supplement, the accompanying prospectus or any other offering or marketing material relating to the Operating Partnership or the notes has been or will be filed with, or approved by, any Swiss regulatory authority. Investors in the notes do not benefit from the specific investor protection provided by the CISA and the supervision by the FINMA in connection with the licensing for distribution or the appointment of a representative and a paying agent in Switzerland.

United Arab Emirates

The notes have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement and the accompanying prospectus do not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and are not intended to be a public offer. This prospectus supplement and the accompanying prospectus have not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.

Taiwan

The notes have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which could constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan and/or any other regulatory authority of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the notes in Taiwan through a public offering or in any offering that requires registration, filing or approval of the Financial Supervisory Commission of Taiwan except pursuant to the applicable laws and regulations of Taiwan and the competent authority’s rulings thereunder.

Dubai International Financial Centre

This prospectus supplement and the accompanying prospectus relate to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement and the accompanying prospectus are intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. They must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement or the accompanying prospectus nor taken steps to verify the information set forth herein or therein and has no responsibility for this document. The securities to which this prospectus supplement and the accompanying prospectus relate may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the notes offered hereby should conduct their own due diligence on the notes. If you do not understand the contents of this prospectus supplement and the accompanying prospectus, you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre, this prospectus supplement and the accompanying prospectus are strictly private and confidential and are being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the notes may not be offered or sold directly or indirectly to the public in the Dubai International Financial Centre.

LEGAL MATTERS

The validity of the notes offered hereby and certain other legal matters in connection with this offering will be passed upon for the Operating Partnership by Bass, Berry & Sims PLC, Memphis, Tennessee. Sidley Austin LLP, New York, New York will act as counsel for the underwriters.

EXPERTS

The consolidated financial statements of Mid-America Apartment Communities, Inc. and Mid-America Apartments, L.P. appearing in Mid-America Apartment Communities, Inc.’s and Mid-America Apartments, L.P.’s Annual Report (Form 10-K) for the year ended December 31, 2025, including the schedule appearing therein, and the effectiveness of Mid-America Apartment Communities, Inc.’s internal control over financial reporting as of December 31, 2025, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

Certain information about the Operating Partnership and MAA is “incorporated by reference” to reports and exhibits that the Operating Partnership and/or MAA file with the SEC that are not included in this prospectus supplement or the accompanying prospectus. The Operating Partnership and MAA disclose important information to you by referring you to those documents. Any statement contained in this prospectus supplement, the accompanying prospectus or a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, any related free writing prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. We incorporate by reference the documents listed below that the Operating Partnership and/or MAA have filed with the SEC:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed on February 6, 2026; and

•	Current Reports on Form 8-K filed on January 28, 2026 and February 13, 2026.

All documents that the Operating Partnership or MAA, as the case may be, file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus supplement and prior to the termination of this offering are also incorporated herein by reference and will automatically update and, to the extent described above, supersede information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and previously filed documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus. However, anything herein to the contrary notwithstanding, no document, exhibit or information or portion thereof that the Operating Partnership or MAA, as the case may be, has “furnished” or may in the future “furnish” to (rather than “file” with) the SEC, including, without limitation, any document, exhibit or information filed pursuant to Item 2.02 or Item 7.01 (or any related exhibit furnished under item 9.01(d) thereof) of Form 8-K, shall be incorporated by reference into this prospectus supplement or the accompanying prospectus.

You may request a copy of these filings, at no cost (other than exhibits and schedules to such filings, unless such exhibits or schedules are specifically incorporated by reference into this prospectus), by writing or calling us at the following address: Investor Relations Department, Mid-America Apartment Communities, Inc., 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138, (901) 435-5371.

The statements that we make in this prospectus supplement, the accompanying prospectus, any related free writing prospectus or in any document incorporated by reference in this prospectus supplement or the accompanying prospectus about the contents of any instrument, agreement or other document do not purport to be complete, and are subject to, and qualified in their entirety by reference to, the full text of those instruments, agreements and other documents. Certain such instruments, agreements and other documents may have been or may be filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part or as exhibits to documents incorporated by reference herein and therein and, in that case, copies thereof may be obtained as described below under “Where You Can Find More Information.”

WHERE YOU CAN FIND MORE INFORMATION

The Operating Partnership and MAA file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public on the SEC internet site at http://www.sec.gov. You also may access our SEC filings free of charge on our website at http://www.maac.com. Unless specifically listed in “Incorporation of Certain Information by Reference,” the information contained on the SEC website and our website is not intended to be incorporated by reference in this prospectus supplement.

PROSPECTUS

MID-AMERICA APARTMENT COMMUNITIES, INC.

Common Stock

Preferred Stock

Depositary Shares

Guarantees of Debt Securities

MID-AMERICA APARTMENTS, L.P.

Debt Securities

Mid-America Apartment Communities, Inc. may offer, from time to time:

•	shares of its common stock,

•	shares or fractional shares of its preferred stock in one or more series,

•	depositary shares representing fractional interests in shares of its preferred stock, or

•	guarantees of the debt securities of Mid-America Apartments, L.P. under this prospectus.

Mid-America Apartments, L.P. may offer, from time to time, its debt securities in one or more series under this prospectus.

We refer to the common stock, preferred stock, depositary shares, guarantees and debt securities that may be offered pursuant to this prospectus and any accompanying prospectus supplement as, collectively, the “securities.” We may offer the securities separately or together, in separate series or classes and in amounts, at prices and on terms described in one or more supplements to this prospectus. We may also offer securities that are convertible into, or exchangeable or exercisable for, other securities.

The specific terms of the securities we are offering and the specific manner in which they may be offered will be described in a prospectus supplement. It is important that you read both this prospectus and the applicable prospectus supplement before you invest in the securities. The applicable prospectus supplement also will contain information, where applicable, about U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement.

We may offer the securities directly to investors, through agents designated from time to time by them or us, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement with, between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. No securities may be sold pursuant to this prospectus without delivery of a prospectus supplement describing the method and terms of the offering of those securities.

Our common stock is listed on the New York Stock Exchange, or the “NYSE,” under the trading symbol “MAA”. On April 29, 2024, the last reported sale price of our common stock on the NYSE was $131.67 per share.

INVESTING IN OUR SECURITIES INVOLVES RISK. YOU SHOULD CONSIDER THE RISKS DISCUSSED IN “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS BEFORE YOU INVEST IN OUR SECURITIES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is May 2, 2024.

You should rely only on the information included or incorporated by reference in this prospectus and the applicable prospectus supplement and, if applicable, any free writing prospectus we may prepare in connection with an offering of the securities. We have not authorized anyone to provide you with different or additional information, and, if anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell the securities in any jurisdiction where, or to any person to whom, the offer or sale of the securities is not permitted. You should assume that the information appearing in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus we may prepare in connection with an offering of the securities is accurate only as of the date of such document, and you should assume that the information appearing in any document incorporated or deemed to be incorporated by reference in this prospectus, any accompanying prospectus supplement or any applicable free writing prospectus we may prepare in connection with an offering of the securities is accurate only as of the date such document was filed with the Securities and Exchange Commission. Our business, financial condition, results of operations and prospects may have changed since those dates.

In the documents incorporated and deemed to be incorporated by reference in this prospectus, we refer to information and statistics regarding, among other things, the industry, markets, submarkets and sectors in which we operate, apartment supply and demand, new apartment construction levels, demographic trends, interest rates and other economic data, and competition from other apartment communities and alternative housing options. We obtained this information and these statistics from various third-party sources and our own internal estimates. We believe that these sources and estimates are reliable. However, this information and these statistics are subject to assumptions, estimates and other uncertainties and we have not independently verified them and cannot guarantee their accuracy or completeness.

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities pursuant to this prospectus, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain specific information about the terms of the securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus.

You should read carefully this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in the prospectus and any applicable prospectus supplement, which we have referred you to in “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” below, and any free writing prospectus we may provide you in connection with any offering of securities pursuant to this prospectus and any applicable prospectus supplement, before making an investment decision. Information incorporated by reference from filings that we make with the SEC after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

Unless otherwise expressly stated or the context otherwise requires, as used herein the term “MAA” refers to Mid-America Apartment Communities, Inc., a Tennessee corporation, and the term “MAALP” refers to Mid-America Apartments, L.P., a Tennessee limited partnership of which MAA is the sole general partner, in each case excluding their respective subsidiaries. In addition, the terms “company,” “we,” “us” and “our” refer to, collectively, MAA and MAALP and their subsidiaries, and the terms “our common stock,” “our preferred stock” and “our capital stock” refer to MAA’s common stock, MAA’s preferred stock and MAA’s capital stock, respectively.

OUR BUSINESS

MAA, an S&P 500 company, is a multifamily-focused, self-administered and self-managed real estate investment trust, or REIT. We own, operate, acquire and selectively develop apartment communities primarily located in the Southeast, Southwest and Mid-Atlantic regions of the United States. As of March 31, 2024, we owned and operated 290 apartment communities (which does not include development communities under construction) through MAALP and its subsidiaries, and we had an ownership interest in one apartment community through an unconsolidated real estate joint venture. In addition, as of March 31, 2024, we had five development communities under construction, and 34 of our apartment communities included retail components. Our apartment communities, including development communities under construction, were located across 16 states and the District of Columbia as of March 31, 2024.

Our business is conducted principally through MAALP and its subsidiaries. MAA is the sole general partner of MAALP, holding 116,728,052 common units of partnership interest, or OP units, comprising a 97.4% partnership interest in the operating partnership as of March 31, 2024.

The corporate offices of MAA and MAALP are located at 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138, and our telephone number is (901) 682-6600.

RISK FACTORS

An investment in our securities involves substantial risks. In consultation with your own financial, tax and legal advisors, you should carefully consider, among other matters, the risks and uncertainties discussed under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and the subsequent Quarterly Reports on Form 10-Q and any Current Reports on Form 8-K, all of which are incorporated by reference herein to the extent provided under “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE” below, as well as the risks and uncertainties discussed elsewhere in this prospectus and the documents incorporated by reference herein and discussed in the applicable prospectus supplement and any free writing prospectus we may prepare in connection with an offering of any of the securities described herein. Please also refer to the section in this prospectus entitled “FORWARD-LOOKING STATEMENTS” for additional risks and uncertainties affecting us. If any of the risks described in this prospectus, any document incorporated by reference herein or any such prospectus supplement or free writing prospectus occurs, our business, financial condition, results of operations and ability to pay dividends on our common stock and preferred stock and to pay the principal of and interest on our indebtedness could be materially adversely affected, the market or trading price of any of the securities described in this prospectus could decline and you may lose all or part of your investment. Moreover, these risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, that we currently believe are immaterial or that could apply generically to any company could also have a material adverse effect on our business, financial condition, results of operations and ability to pay dividends on our common stock and preferred stock and to pay the principal of and interest on our indebtedness.

As used under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, references to MAA’s capital stock include both its common stock and any series of its preferred stock (including any preferred stock represented by depositary shares) and references to our indebtedness include MAALP’s debt securities, in each case unless otherwise expressly stated or the context otherwise requires.

FORWARD-LOOKING STATEMENTS

We consider portions of this prospectus and certain information incorporated by reference into this prospectus, including information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Trends” in our most recent Annual Report on Form 10-K, and subsequent Quarterly Reports on Form 10-Q, to contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act,”, and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” with respect to our expectations for future periods. In addition, any prospectus supplement or any free writing prospectus we prepare in connection with an offering of any of the securities described herein may also contain forward-looking statements. Forward-looking statements do not discuss historical fact, but instead include statements related to expectations, projections, intentions or other items related to the future. Such forward-looking statements include, without limitation, statements regarding expected operating performance and results, property stabilizations, property acquisition and disposition activity, joint venture activity, development and renovation activity and other capital expenditures, and capital raising and financing activity, as well as lease pricing, revenue and expense growth, occupancy, interest rate and other economic expectations. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “forecasts,” “projects,” “assumes,” “will,” “may,” “could,” “should,” “budget,” “target,” “outlook,” “proforma,” “opportunity,” “guidance” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, as described below, which may cause our actual results, performance or achievements to be materially different from the results of operations, financial conditions or plans expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore such forward-looking statements included in this prospectus, any prospectus supplement, any free writing prospectus or any documents incorporated by reference herein and therein may not prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included in this prospectus, any prospectus supplement, any free writing prospectus and any documents incorporated by reference herein and therein, the inclusion of such information should not be regarded as a representation by us or any other person that the results or conditions described in such statements or our objectives and plans will be achieved.

The following factors, among others, could cause our actual results, performance or achievements to differ materially from those expressed or implied in the forward-looking statements:

•

inability to generate sufficient cash flows due to unfavorable economic and market conditions, changes in supply and/or demand, competition, uninsured losses, changes in tax and housing laws, or other factors;

•	exposure to risks inherent in investments in a single industry and sector;

•

adverse changes in real estate markets, including, but not limited to, the extent of future demand for multifamily units in our significant markets, barriers of entry into new markets which we may seek to enter in the future, limitations on our ability to increase or collect rental rates, competition, our ability to identify and consummate attractive acquisitions or development projects on favorable terms, our ability to consummate any planned dispositions in a timely manner on acceptable terms, and our ability to reinvest sale proceeds in a manner that generates favorable returns;

•	failure of development communities to be completed within budget and on a timely basis, if at all, to lease-up as anticipated or to achieve anticipated results;

•	unexpected capital needs;

•	material changes in operating costs, including real estate taxes, utilities and insurance costs, due to inflation and other factors;

•

inability to obtain appropriate insurance coverage at reasonable rates, or at all, losses due to uninsured risks, deductibles and self-insured retention, or losses from catastrophes in excess of coverage limits;

•	ability to obtain financing at favorable rates, if at all, or refinance existing debt as it matures;

•	level and volatility of interest or capitalization rates or capital market conditions;

•	the effect of any rating agency actions on the cost and availability of new debt financing;

•

the impact of adverse developments affecting the U.S. or global banking industry, including bank failures and liquidity concerns, which could cause continued or worsening economic and market volatility, and regulatory responses thereto;

•

significant change in the mortgage financing market or other factors that would cause single-family housing or other alternative housing options, either as an owned or rental product, to become a more significant competitive product;

•

ability of MAA to continue to satisfy complex rules in order to maintain its status as a REIT for federal income tax purposes, the ability of MAALP to satisfy the rules to maintain its status as a partnership for federal income tax purposes, the ability of our taxable REIT subsidiaries to maintain their status as such for federal income tax purposes, and our ability and the ability of our subsidiaries to operate effectively within the limitations imposed by these rules;

•	inability to attract and retain qualified personnel;

•	cyber liability or potential liability for breaches of our or our service providers’ information technology systems or business operations disruptions;

•	potential liability for environmental contamination;

•	changes in the legal requirements we are subject to, or the imposition of new legal requirements, that adversely affect our operations;

•	extreme weather and natural disasters;

•	disease outbreaks and other public health events, and measures that are taken by federal, state, and local governmental authorities in response to such outbreaks and events;

•	impact of climate change on our properties or operations;

•	legal proceedings or class action lawsuits;

•	impact of reputational harm caused by negative press or social media postings of our actions or policies, whether or not warranted;

•	compliance costs associated with numerous federal, state and local laws and regulations; and

•	other risks identified in this prospectus and in other reports we file with the SEC or in other documents that we publicly disseminate.

You are advised to carefully read the sections of this prospectus and any prospectus supplement entitled “Risk Factors” and the information under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as the description of other risks and uncertainties affecting our business that appear in the documents incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus for a more in depth discussion of some of the risks to our business. New factors may also emerge from time to time that could have a material adverse effect on our business. We undertake no obligation to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

USE OF PROCEEDS

Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, the development of properties, the acquisition of additional properties and other acquisition transactions as suitable opportunities arise, capital expenditures, redevelopment of and/or improvements to certain properties and working capital.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of some of the terms of MAA’s capital stock, MAA’s amended and restated charter, or the “MAA charter,” MAA’s amended and restated bylaws, or the “MAA bylaws,” and certain provisions of the Tennessee Business Corporation Act, or the “TBCA.” You should read the MAA charter and the MAA bylaws and the applicable provisions of the TBCA for complete information on MAA’s capital stock. The following summary is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the MAA charter, the MAA bylaws and the TBCA. To obtain copies of the MAA charter and the MAA bylaws, see “WHERE YOU CAN FIND MORE INFORMATION.”

The terms “we,” “us” and “our” as used in the following description of capital stock refer to MAA, excluding MAALP and MAA’s other subsidiaries, unless otherwise expressly stated or the context requires otherwise.

Shares Authorized

MAA’s authorized capital stock consists of 145,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share.

Shares Outstanding

As of March 31, 2024, MAA had 116,728,052 shares of common stock issued and outstanding and 867,846 shares of preferred stock issued and outstanding.

Common Stock

Holders of shares of our common stock are entitled to one vote per share on all matters to be voted on by our common shareholders and, subject to any preferential rights granted by our board of directors to any series of our preferred stock, are entitled to receive ratably such dividends as may be declared in respect to our common stock by our board of directors in its discretion from funds legally available therefor. In the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share ratably in all assets remaining after payment of all of our debts and other liabilities and any liquidation preference payable on our then-outstanding preferred stock. Holders of common stock have no preferential, subscription, redemption, conversion, exchange, sinking fund or preemptive rights. Subject to the voting rights, if any, of any preferred stock outstanding at the time of a shareholder vote, action on a matter submitted for shareholder approval at a shareholders’ meeting is generally approved if the votes cast by the holders of our common stock in favor of the action exceed the votes cast opposing the action, while directors are elected by a plurality of the votes cast by the shares of our common stock entitled to vote in a contested election. Holders of our common stock do not have cumulative voting rights in the election of our directors. This means that the holders of a majority of the outstanding shares of our common stock will generally be entitled, subject to the rights, if any, of any of our preferred stock outstanding at any time to vote in the election of directors, to elect all of our directors standing for election. The outstanding shares of our common stock are fully paid and nonassessable.

Shares of our common stock are subject to restrictions on ownership and transfer designed to preserve our qualification as a REIT for U.S. federal income tax purposes. See “—Certain Matters of Corporate Governance—Ownership Limitations” below.

Preferred Stock

The following description of some of the terms of our preferred stock does not purport to be complete, and specific terms of any series of preferred stock offered by a prospectus supplement will be described in that prospectus supplement. The description set forth below is, and the description of the terms of any series of preferred stock set forth in the applicable prospectus supplement will be, subject to and qualified in its entirety by reference to the articles of amendment to the MAA charter establishing the terms of a particular series of our preferred stock. The form of such articles of amendment will be filed or incorporated by reference as an exhibit to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “WHERE YOU CAN FIND MORE INFORMATION.”

Under the MAA charter, our board of directors is authorized, without shareholder action, to cause the issuance of up to 20,000,000 shares of our preferred stock, in such series, and with such preferences, dividend, conversion or other rights, voting powers, restrictions, qualifications or other provisions, as may be fixed by our board of directors. As a result, our board of directors may afford the holders of any series of preferred stock preferences, powers, and rights, economic, voting or otherwise, that may dilute or otherwise adversely affect the economic, voting and other rights of holders of our common stock and may also provide any series of preferred stock with preferences over our common stock as to dividends and the distribution of assets in the event of our liquidation, dissolution or winding-up.

For example, the terms of any series of preferred stock established by our board of directors may provide that no dividends may be declared or paid or other distributions made on our common stock, other than dividends payable in common stock, unless all accrued and unpaid dividends on such series of preferred stock have been paid or declared and set apart for payment. Likewise, the terms of any series of preferred stock may provide that, in the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of such series of preferred stock will be entitled to receive, out of our assets available for distribution to our shareholders, a liquidation preference provided for by the terms of such preferred stock, which may include accrued and unpaid dividends, before any distribution of our assets is made to holders of our common stock. In addition, the terms of any series of our preferred stock may give the holders thereof certain voting rights, which may include the right to elect additional directors to our board of directors in the event of certain dividend arrearages on such series of preferred stock.

On December 1, 2016, MAA completed a merger with Post Properties, Inc., or “Post Properties”. Pursuant to the merger agreement, Post Properties merged with and into MAA, with MAA continuing as the surviving corporation. Under the merger agreement, each share of Post Properties’ 8 1/2% Series A Cumulative Redeemable Preferred Stock, which is referred to as the “Post Properties Series A preferred stock,” was automatically converted into the right to receive one newly issued share of MAA’s 8.50% Series I Cumulative Preferred Stock, $0.01 par value per share, which we refer to as “MAA Series I preferred stock”. Each share of MAA Series I preferred stock has substantially the same rights, preferences, privileges and voting powers as those of the Post Properties Series A preferred stock. As consideration in the Post Properties merger, 867,846 shares of MAA Series I preferred stock were issued, all of which are redeemable at our option beginning on October 1, 2026, at the redemption price of $50 per share.

As of the date of this prospectus, 868,000 shares of our preferred stock are designated as MAA Series I preferred stock, of which 867,846 shares are outstanding. We have from time to time in the past issued series of preferred stock and may do so again in the future. In addition to the MAA Series I preferred stock, our board of directors has previously designated and established the terms of the following series of preferred stock:

•	2,000,000 shares of 9.5% Series A Cumulative Preferred Stock, of which no shares are outstanding;

•	2,156,250 shares of 8.875% Series B Cumulative Preferred Stock, of which no shares are outstanding;

•	2,000,000 shares of 9.375% Series C Cumulative Redeemable Preferred Stock, of which no shares are outstanding;

•	1,000,000 shares of 9.5% Series E Cumulative Redeemable Preferred Stock, of which no shares are outstanding;

•	3,000,000 shares of 9.25% Series F Cumulative Redeemable Preferred Stock, of which no shares are outstanding;

•	400,000 shares of 8.625% Series G Cumulative Redeemable Preferred Stock, of which no shares are outstanding; and

•	6,200,000 shares of 8.30% Series H Cumulative Redeemable Preferred Stock, of which no shares are outstanding.

With the exception of the outstanding shares of MAA Series I preferred stock, we have redeemed or retired all the shares of the preferred stock referred to in the foregoing bullet points. However, under Tennessee law, these shares, although no longer outstanding, are still allocated to the respective series referred to above and therefore cannot (absent an appropriate amendment to the MAA charter) be reissued except as a part of such series and with the dividend rate and other terms and provisions of such series previously established by our board of directors. Accordingly, as of the date of this prospectus, of the 20,000,000 shares of preferred stock that we are authorized to issue pursuant to the MAA charter, a total of 17,624,250 of those shares have been allocated to the respective series set forth in the bullet points above and to the MAA Series I preferred stock, leaving 2,375,750 shares of preferred stock that may be issued from time to time in such amounts and series and with such terms and provisions as may be established from time to time by our board of directors.

Any series of preferred stock that we offer pursuant to this prospectus and a related prospectus supplement will have such dividend, liquidation, redemption, conversion and voting rights, if any, as may be established by our board of directors for such series of preferred stock. Reference is made to the prospectus supplement relating to the particular series of preferred stock offered thereby for specific terms, including: (i) the title and liquidation preference per share of such preferred stock and the number of shares offered; (ii) the price at which such series will be offered to investors; (iii) the dividend rate (or method of calculation), the dates on which dividends shall be payable and whether such dividends will be cumulative or non-cumulative; (iv) any redemption or sinking fund provisions of such series; (v) any conversion provisions of such series; (vi) any voting rights of such series (in addition to any voting rights required by applicable law); and (vii) any other rights, preferences, privileges, limitations and restrictions of such series.

Under the TBCA, the affirmative vote of the holders of a majority of: (i) the shares of each series of our preferred stock which are affected by a proposed amendment to the MAA charter, present in person or represented by proxy at the meeting and entitled to vote thereon, voting as a separate voting group; or (ii) all shares of all series of our preferred stock, which are affected in the same or a substantially similar way by a proposed amendment to the MAA charter, present in person or represented by proxy at the meeting and entitled to vote thereon, voting together as a single voting group, will generally be required for: (A) any increase or decrease in the number of authorized shares of our preferred stock; (B) any exchange or reclassification of shares of a class of our preferred stock into shares of another class of our capital stock; (C) any exchange or reclassification of, or the creation of the right of exchange of, shares of a class of our capital stock into shares of a class of our preferred stock; (D) any change in the designation, rights, preferences, or limitations of our preferred stock; (E) any change in the number of outstanding shares of our preferred stock into a different number of outstanding shares of our preferred stock; (F) the authorization of any new class of our preferred stock, or an increase in the rights and preferences of an existing class of our preferred stock with subordinate or inferior rights into a class of our preferred stock, having rights or preferences with respect to distributions or dissolution that are prior, superior or substantially equal to any other class or classes of our preferred stock; (G) the limitation or denial of an existing preemptive right of our preferred stock; (H) the authorization and issuance of shares of a class of our preferred stock as a share dividend for another class of shares of our preferred stock; and (I) the cancellation or any limitation on the rights to distributions or dividends that have accumulated but not yet been declared on our preferred stock. To the extent a proposed amendment to the MAA charter would create dissenters’ rights for the holders of our preferred stock under the TBCA, the affirmative vote of the holders of a majority of the outstanding shares of each series of our preferred stock entitled to vote thereon would be required to approve such amendment to the MAA charter.

Shares of our preferred stock are subject to restrictions on ownership and transfer designed to preserve our qualification as a REIT for U.S. federal income tax purposes. See “—Certain Matters of Corporate Governance—Ownership Limitations” below.

Power to Issue Additional Shares of Common and Preferred Stock

Our board of directors may authorize the issuance and sale of additional shares of our common stock and shares of our preferred stock in one or more series and establish the terms of each additional series of preferred stock. These actions can generally be taken without action or approval by our shareholders, although in certain limited circumstances shareholder approval may be required by applicable law or rule of a stock exchange on which our capital stock may be listed or traded. Our board of directors may therefore cause the issuance of additional shares of our common stock, or one or more series of our preferred stock, that could delay, defer or prevent a transaction or a change in control of us that might involve a premium price for our capital stock or that the holders of our capital stock otherwise believe to be in their best interest. Our issuance of additional shares of capital stock in the future could dilute the voting and other rights of shares held by existing shareholders.

Certain Matters of Corporate Governance

Charter and Bylaw Provisions. The TBCA, the MAA charter and the MAA bylaws govern shareholders’ rights and related matters. Certain provisions of the MAA charter and the MAA bylaws, which are described below, may make it more difficult to change the composition of our board of directors and may discourage or make more difficult any attempt by a person or group to obtain control of us.

Voting Requirements. Under the TBCA, the MAA charter generally may not be amended without shareholder approval. Except as provided below and subject to the voting rights, if any, of any preferred stock outstanding at the time of a shareholder vote, any amendment to the MAA charter submitted for shareholder approval at a shareholders’ meeting is generally approved if it receives the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote generally on the subject matter. Additionally, the MAA charter provides that our board of directors cannot take any action intended to terminate our qualification as a REIT without the affirmative vote of at least two-thirds of the outstanding shares of our common stock.

Under the TBCA, our common shareholders may amend the MAA bylaws if the number of votes cast in favor of the amendment exceeds the number of votes cast against the amendment. Additionally, our board of directors may amend the MAA bylaws upon the affirmative vote of a majority of the directors then in office, unless a bylaw provision approved by our shareholders expressly provides that such bylaw may not be amended or repealed by our board of directors or unless the TBCA or the MAA charter otherwise provides.

Under the TBCA, we cannot merge with and into another entity or sell all or substantially all of our assets unless such merger or sale is approved by a majority of the outstanding shares of our common stock.

Special Meetings. Under the MAA bylaws, shareholders may require us to call special meetings of the shareholders only if such shareholders hold outstanding shares representing more than 10% of all votes entitled to be cast at any such special meeting.

Advance Notice of Director Nominations and New Business; Proxy Access. The MAA bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to our board of directors and the proposal of other business to be considered by shareholders may be made only: (i) by or at the direction of our board of directors; or (ii) by any shareholder who: (A) was a shareholder of record at the time of giving the notice as provided for in the MAA bylaws and at the time of the annual meeting; (B) is entitled to vote at the meeting; and (C) has complied with the advance notice procedures set forth in the MAA bylaws. In addition, with respect to any special meeting of shareholders at which directors are to be elected, nominations of persons for election to our board of directors may be made only (i) by or at the direction of our board of directors, or (ii) by any shareholder who: (A) was a shareholder of record at the time of giving the notice as provided for in the MAA bylaws and at the time of the special meeting; (B) is entitled to vote at the meeting; and (C) has complied with the advance notice procedures set forth in the MAA bylaws.

The advance notice provisions of the MAA bylaws could have the effect of discouraging a takeover or other transaction in which holders of our capital stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

In addition to the advance notice provisions, the MAA bylaws also include provisions permitting, subject to certain eligibility, procedural and disclosure requirements, shareholder who have maintained continuous qualifying ownership of at least 3% of our outstanding shares of common stock for at least three years to use our annual meeting proxy statement to nominate a number of director candidates not to exceed the greater of two candidates or 20% of the number of directors in office.

Limitation of Director’s Liability. The MAA charter eliminates, subject to certain exceptions, the personal liability of a director to us or our shareholders for monetary damages for breaches of such director’s fiduciary duty as a director. The MAA charter does not provide for the elimination of or any limitation on the personal liability of a director for:

•	any breach of a director’s duty of loyalty to us or our shareholders;

•	acts or omissions not in good faith or which involve intentional misconduct or knowing violations of law; or

•	unlawful corporate distributions.

Removal of Directors. The MAA bylaws provide that shareholders may remove any director, with or without cause, if the votes cast in favor of removal exceed the votes cast in opposition to removal at a special meeting of shareholders called for that purpose. In addition, any director may be removed for cause, at any time, by a majority vote of the entire board of directors at a meeting called for that purpose.

Tennessee Anti-Takeover Statutes. In addition to certain of the MAA charter and the MAA bylaws provisions discussed above and below, Tennessee has adopted a series of statutes which can have an anti-takeover effect and may delay or prevent a tender offer or takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the market price for our capital stock.

Under the Tennessee Investor Protection Act, unless a company’s board of directors has recommended a takeover offer to shareholders, no offeror beneficially owning five percent or more of any class of equity securities of the offeree company, any of which was purchased within one year prior to the proposed takeover offer (unless the offeror, before making such purchase, has made a public announcement of its intention with respect to changing or influencing the management or control of the offeree company, has made a full, fair and effective disclosure of such intention to the person from whom the offeror intends to acquire such securities and has filed with the Tennessee Commissioner of Commerce and Insurance, or the “Commissioner,” and the offeree company a statement signifying such intentions and containing such additional information as the Commissioner by rule prescribes), may offer to acquire any class of equity security of an offeree company pursuant to a tender offer if after the acquisition thereof the offeror would be directly or indirectly a beneficial owner of more than 10% of any class of outstanding equity securities of the offeree company, or a “Takeover Offer.” Such an offeror must provide that any equity securities of an offeree company deposited or tendered pursuant to a Takeover Offer may be withdrawn by an offeree at any time within seven days from the date the offer has become effective following filing with the Commissioner and the offeree company and public announcement of the terms or after 60 days from the date the offer has become effective. If an offeror makes a Takeover Offer for less than all the outstanding equity securities of any class, and if the number of securities tendered is greater than the number the offeror has offered to accept and pay for, the securities shall be accepted pro rata. If an offeror varies the terms of a Takeover Offer before its expiration date by increasing the consideration offered to an offeree, the offeror shall pay the increased consideration for all equity securities accepted, whether accepted before or after the variation in the terms of the offer.

Under the TBCA, subject to certain exceptions, no Tennessee corporation may engage in any “business combination” with an “interested shareholder” for a period of five years following the date that such shareholder became an interested shareholder unless prior to such date the board of directors of the corporation approved either the business combination or the transaction which resulted in the shareholder becoming an interested shareholder.

A “business combination” is defined by the TBCA as, in general, any:

•	merger or consolidation;

•	share exchange;

•	sale, lease, exchange, mortgage, pledge or other transfer of assets representing 10% or more of:

•	the aggregate market value of the corporation’s consolidated assets;

•	the aggregate market value of the corporation’s shares; or

•	the corporation’s consolidated net income;

•	issuance or transfer of shares by the corporation to the interested shareholder;

•	plan of liquidation or dissolution proposed by the interested shareholder;

•	transaction or recapitalization which increases the proportionate share of any outstanding voting securities owned or controlled by the interested shareholder; or

•	financing arrangement whereby any interested shareholder receives, directly or indirectly, a benefit except proportionately as a shareholder.

An “interested shareholder” is defined, in general, as:

•	any person that is the beneficial owner of 10% or more of the voting power of any class or series of outstanding voting stock of the corporation; or

•

an affiliate or associate of the corporation who at any time within the five-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of any class or series of the outstanding capital stock of the corporation.

Consummation of a business combination that is subject to the five-year moratorium is permitted after such period when the transaction complies with all applicable charter and bylaw requirements and either (i) is approved by the holders of two-thirds of the voting stock not beneficially owned by the interested shareholder; or (ii) meets certain fair price criteria.

The Tennessee Greenmail Act prohibits a Tennessee corporation from purchasing, directly or indirectly, any of its shares at a price above the market value of such shares (defined as the average of the highest and lowest closing market price for such shares during the 30 trading days preceding the purchase and sale or the 30 trading days preceding the commencement of a tender offer or announcement of an intention to seek control of the corporation if the seller of such shares has commenced a tender offer or announced an intention to seek control of the corporation) from any person who holds more than three percent of the class of securities to be purchased if such person has held such shares for less than two years, unless the purchase has been approved by the affirmative vote of a majority of the outstanding shares of each class of voting stock issued by such corporation or the corporation makes an offer, of at least equal value per share, to all holders of shares of such class.

Ownership Limitations. For us to qualify as a REIT under the Internal Revenue Code of 1986, as amended, or the “Code,” among other things, no more than 50% in value of our outstanding shares of capital stock may be owned, directly or indirectly, by five or fewer shareholders (as defined in the Code to include certain entities) during the last half of a taxable year, and such capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. To ensure that we continue to meet the requirements for qualification as a REIT, the MAA charter provides, subject to certain limited exceptions, that no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.9% of the outstanding shares of our capital stock, both common and preferred, which is referred to as the “Ownership Limit.” All shares of our capital stock which any person has the right to acquire upon exercise of outstanding rights, options or warrants, or upon conversion of convertible securities, shall be considered for purposes of determining the Ownership Limit if inclusion of those shares would cause such person to violate the Ownership Limit. Our board of directors may exempt from the Ownership Limit ownership or transfer of shares of capital stock while owned by or transferred to a person who has provided evidence and assurances acceptable to our board of directors that our qualification as a REIT under the Code would not be jeopardized thereby. Absent such an exemption, any transfer of capital stock that would result in direct or indirect ownership of capital stock by a shareholder in excess of the Ownership Limit or that would result in our disqualification as a REIT under the Code, including any transfer that results in the capital stock being owned by fewer than 100 persons or results in our being “closely held” within the meaning of section 856(h) of the Code, shall be null and void, and the intended transferee will acquire no rights to the capital stock. If our board of directors at any time determines that a transaction has taken place, or that any person intends to acquire shares of our capital stock, in violation of the restrictions described in the immediately preceding sentence, our board of directors may take such action as it deems advisable to refuse to give effect to or to prevent such transaction, including refusing to give effect to any such transfer on our stock transfer books.

If, notwithstanding the foregoing restrictions on transfer, any person acquires shares of our capital stock in excess of the Ownership Limit, such shares shall be deemed “Excess Shares” held by such holder as agent on behalf of, and in trust for the exclusive benefit of, the transferees (which may include us) to whom such capital stock may be ultimately transferred without violating the Ownership Limit. While the Excess Shares are held in trust, the holder thereof will not be entitled to vote the Excess Shares or to receive dividends or other distributions on the Excess Shares.

Within six months after receiving notice of a transfer that results in shares of our capital stock being deemed Excess Shares, our board of directors shall either direct the holder to sell the Excess Shares, shall redeem the Excess Shares or may grant an exception to the Ownership Limit. If our board of directors directs a holder of Excess Shares to sell such Excess Shares, such holder shall pay us out of the proceeds of such sale all expenses incurred by us in connection with such sale plus any remaining amount of such proceeds that exceeds that amount paid by such holder for the Excess Shares.

If our board of directors determines to redeem the Excess Shares, we will pay the holder a redemption price equal to the lesser of: (i) the principal price paid for the Excess Shares by the holder; (ii) a price per Excess Share equal to the market price (as determined in the manner set forth in the MAA charter) of the applicable capital stock; (iii) the market price (as so determined) on the date such holder would, but for the restrictions on transfers set forth in the MAA charter, be deemed to have acquired ownership of the Excess Shares; and (iv) the maximum price allowed under the Tennessee Greenmail Act described above under “— Tennessee Anti-Takeover Statutes” (such price being the average of the highest and lowest closing market price for the Excess Shares during the 30 trading days preceding the purchase of such Excess Shares or, if the holder of such Excess Shares has commenced a tender offer or has announced an intention to seek control of us, during the 30 trading days preceding the commencement of such tender offer or the making of such announcement). The redemption price may be paid, at our option, by delivering to the holder of the Excess Shares one common unit (subject to adjustment from time to time in the event of, among other things, stock splits, stock dividends or recapitalizations affecting our common stock or certain mergers, consolidations or asset transfers by us) issued by MAALP for each Excess Share being redeemed.

Each shareholder shall upon demand be required to provide us with an affidavit setting forth any information with respect to its direct, indirect, constructive and beneficial ownership of our capital stock as our board of directors deems necessary to comply with the provisions of the Code applicable to REITs or to determine any such compliance. A person planning to acquire capital stock in excess of the Ownership Limit is also required to provide us with a similar affidavit at least 15 days prior to the proposed acquisition. Each such affidavit shall also include the information required to be filed by shareholders in reports pursuant to Section 13(d) of the Exchange Act.

The Ownership Limit may have the effect of precluding acquisition of control of us and could have the effect of discouraging a takeover or other transaction in which holders of our capital stock might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interests.

Transfer Agent

The transfer agent and registrar for our common stock, along with the MAA Series I preferred stock, is Broadridge Corporate Issuer Solutions, LLC, Brentwood, New York.

DESCRIPTION OF DEPOSITARY SHARES

The terms “we,” “us” and “our” as used in the following description of depositary shares refer to MAA, unless otherwise expressly stated or the context requires otherwise.

We may offer and sell depositary shares, each of which will represent a fractional interest in a share of a particular series of our preferred stock, as specified in the applicable prospectus supplement. Shares of our preferred stock of any series represented by depositary shares will be deposited under a separate deposit agreement that we will enter into with a bank or other financial institution that will be named in the applicable prospectus supplement, as depositary. Depositary shares will be represented by depositary receipts issued pursuant to the applicable deposit agreement. Subject to the terms of the applicable deposit agreement, each owner of a depositary receipt issued thereunder will be entitled, in proportion to the fraction of a share of preferred stock of the applicable series represented by the related depositary share, to the rights and preferences of, and will be subject to the limitations and restrictions on, the preferred stock represented by those depositary shares (including, if applicable and subject to certain exceptions and limitations, dividend, voting, conversion, redemption and liquidation rights, if any). Some of the other terms of the depositary shares offered by a prospectus supplement, as well as some of the terms of the related deposit agreement, will be described in the applicable prospectus supplement.

The applicable deposit agreement will contain restrictions on ownership and transfer of the depositary receipts issued thereunder and/or the related depositary shares that are intended to preserve our qualification as a REIT for U.S. federal income tax purposes.

Copies of the applicable form of deposit agreement and depositary receipt will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated or deemed to be incorporated by reference herein and may be obtained as described below under “WHERE YOU CAN FIND MORE INFORMATION.” The statements in this prospectus relating to any deposit agreement, the depositary receipts to be issued thereunder and the related depositary shares are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable deposit agreement and related depositary receipts.

DESCRIPTION OF GUARANTEES

The particular terms of any guarantee related to the debt securities of MAALP will be set forth in a prospectus supplement relating to the guaranteed debt securities and the applicable form of note of MAALP.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be senior unsecured obligations of Mid-America Apartments, L.P., a Tennessee limited partnership, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries (when used in this section, the “Operating Partnership”), issued in one or more series under an indenture (the “indenture”) to be entered into by the Operating Partnership and U.S. Bank Trust Company, National Association, a national banking association (as successor in interest to U.S. Bank, National Association), as trustee (the “trustee”). The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part. The terms of any series of debt securities will be those specified in the indenture, in the officer’s certificate or supplemental indenture, as the case may be, establishing the form and terms of the debt securities of such series and in the certificates evidencing the debt securities of such series and those made part of the indenture by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

When used in this section “DESCRIPTION OF DEBT SECURITIES,” the term “REIT” means Mid-America Apartment Communities, Inc., a Tennessee corporation, excluding, unless otherwise expressly stated or the context otherwise requires, its subsidiaries; references to a “holder” of any debt security mean, in the case of a debt security in registered form, the Person in whose name such debt security is registered in the security register maintained pursuant to the indenture and, in the case of any debt security in bearer form, the bearer thereof; and references to “$” or “dollars” mean U.S. dollars. Other capitalized terms used in this section “DESCRIPTION OF DEBT SECURITIES” and not defined in this section have the respective meanings set forth in the indenture.

When the Operating Partnership offers a series of debt securities, the Operating Partnership will describe the specific terms of the debt securities of that series in a prospectus supplement. The following description of some of the terms of the indenture and the debt securities sets forth some of the general terms and provisions applicable to a series of debt securities to which any prospectus supplement may relate. In addition, the prospectus supplement relating to a series of debt securities may indicate that some of the terms described under this caption “DESCRIPTION OF DEBT SECURITIES” do not apply to the debt securities of such series and may describe additional covenants or other terms that are applicable with respect to the debt securities of such series. If any terms of the indenture or the debt securities of a particular series described in a prospectus supplement differ from any of the terms described in this prospectus, then the terms described in the applicable prospectus supplement will supersede the terms described in this prospectus.

The following description of some of the terms of the indenture and the debt securities is not complete, and the description of some of the terms of a particular series of debt securities and the indenture included in any prospectus supplement also will not be complete. The following description and the description in any prospectus supplement are qualified in their entirety by reference to all of the provisions of the indenture, the officer’s certificate or supplemental indenture, as the case may be, establishing the form and terms of a particular series of debt securities and the certificates evidencing the debt securities of such series, which provisions, including defined terms, are incorporated by reference in this prospectus. You should review the form of the indenture, the officer’s certificate or supplemental indenture, as the case may be, establishing the form and terms of a particular series of debt securities and the form of certificate evidencing the debt securities of such series, which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference in such registration statement. To obtain a copy of those documents, see “WHERE YOU CAN FIND MORE INFORMATION” in this prospectus.

General

The debt securities may be issued from time to time in one or more series. The indenture does not limit the amount of debt securities that the Operating Partnership may issue under the indenture (subject to compliance with any financial covenants that may be included therein), and the indenture provides that the Operating Partnership may from time to time issue debt securities in one or more series under the indenture up to the aggregate amount authorized from time to time by the Operating Partnership.

The indenture further provides that the Operating Partnership may, without the consent of the holders of the debt securities of any series issued under the indenture, “re-open” any series of debt securities issued under the indenture and issue additional debt securities of such series from time to time, in which case the additional debt securities of such series shall be part of the same series of debt securities under the indenture as the previously issued debt securities of such series. This means that, in cases where the indenture provides that any action, consent or notice by the holders of the debt securities of such series is to be taken or given, as the case may be, by a specified percentage or all of the outstanding debt securities of such series, any additional debt securities of such series and the previously issued debt securities of such series shall act together as a single series for purposes of taking that action or giving that consent or notice.

The indenture provides that the Operating Partnership may, but need not, designate more than one trustee under the indenture, with each such trustee acting as trustee for one or more series of debt securities issued under the indenture. Any trustee under the indenture may resign or be removed with respect to one or more series of debt securities issued under the indenture for which it acts as trustee, and a successor trustee may be appointed to act with respect to that or those series. If two or more Persons are acting as trustee under the indenture, each trustee shall be the trustee of a trust under the indenture separate and apart from the trusts administered by any other trustee thereunder and, except as may otherwise be provided in the applicable prospectus supplement, any action taken by such a trustee may be taken by such trustee with respect to, and only with respect to, a series of debt securities for which it is trustee under the indenture.

The applicable prospectus supplement relating to a series of debt securities will describe some of the specific terms of those debt securities, which may include the following:

•	the title of the securities of such series;

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any limit upon the aggregate principal amount of debt securities of that series which may be authenticated and delivered under the indenture, subject to the right of the Operating Partnership to “re-open” such series from time to time for the issuance of additional debt securities of that series;

•	whether and under what circumstances the REIT or any other Person will guarantee the debt securities of any series;

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if the debt securities of that series are to be issuable in registered form without coupons (“registered securities”) or bearer form with or without coupons (“bearer securities”) or both, and any restrictions applicable to the offer, sale, or delivery of the bearer securities and the terms, if any, upon which bearer securities may be exchanged for registered securities and vice versa;

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if any of the debt securities are to be issuable in book-entry form evidenced by one or more global securities and, if so, (i) whether all or any of such debt securities are to be issued in temporary or permanent global form or both; (ii) whether beneficial owners of interests in any such global security may exchange such interests for physical debt securities of the same series and of like tenor and terms and of any authorized form and denomination, and the circumstances under which any such exchanges may occur; (iii) the name of the depository with respect to any such global security; and (iv) Persons who shall be entitled to make any endorsements on any such global security and to give the instructions and take the other actions with respect to such global security contemplated;

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if any of the debt securities are to be issuable as bearer securities, the date as of which any such bearer security shall be dated (if other than the date of original issuance of the first of such debt securities to be issued);

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if any of the debt securities are to be issuable as bearer securities, the manner in which, or the Person to whom, any interest on any bearer security of that series will be payable, if other than upon presentation and surrender of the coupons relating to that bearer security;

•	the date or dates on which the principal of and premium of debt securities will be payable, or the method or methods, if any, by which such date or dates shall be determined;

•	the right, if any, to extend interest payment periods and the duration of any such deferral period;

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the rate or rates, which may be fixed or variable, at which the debt securities shall bear interest, if any, or the method or methods, if any, by which such rate or rates are to be determined, the date or dates, if any, from which interest, if any, shall accrue, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

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if in addition to or other than the Borough of Manhattan, The City of New York, the place or places where the principal of, any premium and interest on or any Additional Amounts (as defined below) with respect to the debt securities shall be payable, any of such debt securities that are registered securities may be surrendered for registration of transfer or exchange, any of such debt securities may be surrendered for conversion or exchange and notices or demands to or upon the Operating Partnership in respect of such debt securities, and the indenture may be served;

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whether any of the debt securities are to be redeemable at the option of the Operating Partnership and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities may be redeemed, in whole or in part, at the option of the Operating Partnership;

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if the Operating Partnership is obligated to redeem any of the debt securities pursuant to any sinking fund or analogous provision and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which the debt securities are redeemed, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of the debt securities so redeemed;

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the denominations in which any of the debt securities that are registered securities shall be issuable if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and the denominations in which any of the debt securities that are bearer securities shall be issuable if other than denominations of $5,000;

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whether debt securities of the series will be convertible into and/or exchangeable for capital stock or other securities or property, and if so, the terms and conditions upon which the debt securities will be so convertible or exchangeable, and any deletions from or modifications or additions to the indenture to permit or to facilitate the issuance of such convertible or exchangeable debt securities or the administration thereof;

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if other than 100% of the principal amount thereof, the portion of the principal amount of any debt securities that shall be payable upon declaration of acceleration of the maturity thereof, or, if applicable, the method by which such portion is to be determined;

•	if other than U.S. dollars, the foreign currency in which payment of the principal of, any premium or interest on or any Additional Amounts with respect to any of the debt securities shall be payable;

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if the principal of, any premium or interest on or any Additional Amounts with respect to any of the debt securities are to be payable, at the election of the Operating Partnership or a holder thereof or otherwise, in a currency other than that in which the debt securities are stated to be payable, the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are stated to be payable and the currency in which the debt securities or any of them are to be paid pursuant to such election, and any deletions from or modifications of or additions to the terms of the indenture to provide for or to facilitate the issuance of debt securities denominated or payable, at the election of the Operating Partnership or a holder thereof or otherwise, in a foreign currency;

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whether the amount of payments of principal of, premium, if any, or interest, if any, on or any Additional Amounts, if any, with respect to the debt securities will be determined with reference to an index, formula or other method or methods (which index, formula or method or methods may be based;

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without limitation, on one or more currencies, commodities, equity indices or other indices), and, if so, the terms and conditions upon which and the manner in which such amounts shall be determined and paid or payable

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any deletions from, modifications of or additions to the Events of Default (as defined below), covenants of the Operating Partnership, or other terms or provisions of the indenture with respect to any of the debt securities;

•	if any of the debt securities are to be issuable upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered;

•	if any of the debt securities are issuable in global form and are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and terms of such certificates, documents or conditions;

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whether and under what circumstances the Operating Partnership will pay Additional Amounts in respect of the debt securities, if any, to non-U.S. Persons holding or owning debt securities of such series in respect of certain taxes, assessments or other government charges and, if so, whether the Operating Partnership will have the option to redeem such debt securities rather than paying such Additional Amounts;

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if there is more than one trustee, the identity of the trustee with respect to the debt securities and, if not the trustee, the identity of each security registrar, paying agent or authenticating agent with respect to such debt securities;

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the Person to whom interest, if any, on any registered security of such series shall be payable, if other than the Person in whose name such registered security is registered, if other than upon presentation and surrender of the coupons appertaining thereto as they severally mature, and the extent to which, or the manner in which, any interest payable on a temporary global security will be paid; and

•	any other terms of the debt securities of that series, and any deletions from or modifications or additions to the indenture in respect of the debt securities.

As used in this prospectus and any prospectus supplement relating to the debt securities of any series which provide for the payment of Additional Amounts by the Operating Partnership, references to the payment of principal of and premium, if any, and interest, if any, on the debt securities of such series include the payment of Additional Amounts, if any, required by the terms of such series of debt securities to be paid by the Operating Partnership in that context.

Debt securities of any series may be issued as original issue discount securities to be sold at a substantial discount below their principal amount (“original issue discount securities”). In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Material U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement. You are encouraged to consult with your own tax and financial advisors on these important matters.

If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the applicable foreign currency and any related terms of payment will be specified in the prospectus supplement relating to those debt securities.

The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other.

Registration, Transfer and Payment

Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indenture, however, provides that the Operating Partnership may also issue debt securities of any series in bearer form only, or in both registered and bearer form.

Unless otherwise indicated in the applicable prospectus supplement, registered securities will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, and bearer securities will be issued in denominations of $5,000.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities of any series will be payable and may be surrendered for registration of transfer or exchange at an office or agency maintained by the

Operating Partnership for those purposes, which initially will be an office of the trustee located in the Borough of Manhattan, The City of New York. However, the Operating Partnership, at its option, may make payments of interest on any registered security by check mailed to the Person entitled to receive that payment at such Person’s address set forth in the debt securities register or by wire transfer to an account maintained by the payee with a bank located in the United States of America; provided, that all payments made on global debt securities in registered form that are registered in the name of The Depository Trust Company (“DTC”), as depositary (or any successor depositary), or its nominee shall be made by wire transfer of immediately available funds unless otherwise required by DTC (or any such successor depositary). No service charge will be made for any registration of transfer, exchange or, if applicable, redemption of debt securities, or, if applicable, any conversion or exchange of debt securities for capital stock or other types of securities or property, but the Operating Partnership may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

Unless otherwise indicated in the applicable prospectus supplement, the Operating Partnership will not be required to:

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issue, register the transfer of or exchange any debt securities of a series during a period beginning at the opening of business 15 days before any selection for redemption of debt securities of such series of like tenor and terms and ending at the close of business on the day of that selection;

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register the transfer of or exchange any registered security, or portion of any registered security, called for redemption, except the unredeemed portion of any registered security being redeemed in part; or

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exchange any bearer security called for redemption, except to exchange a bearer security for a registered security of the same series and of like tenor and terms that is simultaneously surrendered for redemption.

Ranking

The debt securities of each series will be senior unsecured obligations of the Operating Partnership and will rank equally in right of payment with all of the Operating Partnership’s other existing and future senior unsecured indebtedness. The debt securities of each series will be effectively subordinated in right of payment to:

•	all of the Operating Partnership’s existing and future mortgage indebtedness and other secured indebtedness (to the extent of the value of the collateral securing such indebtedness);

•	all existing and future indebtedness, guarantees and other liabilities, whether secured or unsecured, of the Operating Partnership’s subsidiaries; and

•	all existing and future preferred equity interests not owned by the Operating Partnership, if any, in the Operating Partnership’s subsidiaries.

Although the Operating Partnership owns certain apartment communities directly, a significant portion of the consolidated assets of the Operating Partnership and its consolidated subsidiaries are owned, and a significant portion of the consolidated operating revenues of the Operating Partnership and its consolidated subsidiaries are generated, by the Operating Partnership’s subsidiaries, which may limit the Operating Partnership’s ability to make payments due in respect of the debt securities.

The indenture does not prohibit the Operating Partnership or any of its subsidiaries from incurring secured or unsecured indebtedness or from issuing equity interests to third parties and, although the prospectus supplement relating to any series of debt securities may describe certain covenants to be added to the indenture for the benefit of the debt securities of such series that limit the ability of the Operating Partnership and its subsidiaries to incur secured and unsecured indebtedness, those covenants will likely be subject to significant exceptions and the Operating Partnership and its subsidiaries will likely be able to incur substantial amounts of additional secured and unsecured indebtedness without violating those covenants.

Redemption

If so provided in the applicable prospectus supplement, the debt securities of any series may be redeemable at the option of the Operating Partnership or may be subject to mandatory redemption as required by a sinking fund or otherwise. The applicable prospectus supplement will describe the terms regarding any optional or mandatory redemption; provided that, unless expressly provided in the applicable prospectus supplement, no series of debt securities will be subject to optional or mandatory redemption by the Operating Partnership or be entitled to the benefit of any sinking funds or analogous provision.

Certain Covenants

Except to the limited extent described below under “—Consolidation, Merger and Sales of Assets,” neither the terms of the debt securities of any series nor the indenture will contain any provisions that would give the holders of the debt securities of such series the right to require the Operating Partnership to repurchase those debt securities, or otherwise afford holders of the debt securities of such series protection, in the event of (1) a highly leveraged or similar transaction involving the Operating Partnership, (2) a change of control or management of the Operating Partnership or (3) a reorganization, restructuring, merger or similar transaction involving the Operating Partnership that may adversely affect the holders of such debt securities.

The indenture includes the covenants set forth below. Additional covenants applicable to the debt securities of any series may be specified in the applicable prospectus supplement.

Existence. The indenture provides that, except as permitted by the provisions described below under “—Consolidation, Merger and Sale of Assets,” the Operating Partnership shall do or cause to be done all things necessary (i) to preserve and keep in full force and effect its existence and (ii) to preserve and keep in full force and effect its rights (under its charter, partnership agreement or other organizational documents, as the case may be, and its statutory rights), licenses and franchises; provided, however, that the Operating Partnership shall not be required to preserve any such right, license or franchise if the Board of Directors (as defined below) of the Operating Partnership determines that the preservation thereof is no longer desirable in the conduct of the business of the Operating Partnership.

Maintenance of Properties. The indenture provides that the Operating Partnership will cause all of its material properties and the material properties of each of its Subsidiaries (as defined below) that are used or useful in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order, normal wear and tear, casualty and condemnation excepted, and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof (and the Operating Partnership may take out of service for a period of time any of its or its Subsidiaries’ properties that have been condemned or suffered any loss due to casualty in order to make such repairs, betterments and improvements), all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, notwithstanding anything in the indenture to the contrary, the Operating Partnership may (i) discontinue the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Operating Partnership, desirable in the conduct of its business or the business of any Subsidiary of the Operating Partnership and not disadvantageous in any material respect to the holders of any debt securities outstanding under the indenture; (ii) remove, or cause its Subsidiaries to remove, permanently any property that has been condemned or suffered a loss due to casualty based on the Operating Partnership’s reasonable judgment that such removal is in the best interest of the Operating Partnership; or (iii) sell or otherwise dispose of, or cause its Subsidiaries to sell or otherwise dispose of, for value any of their respective properties in the ordinary course of business.

Insurance. The indenture provides that the Operating Partnership will, and will cause each of its Subsidiaries to, keep in force upon all of its insurable properties insurance policies carried with reputable companies in such amounts and covering such risks as is customary in the industry in which the Operating Partnership and its Subsidiaries do business in accordance with prevailing market conditions and availability.

Additional Covenants. Any additional or different covenants or modifications to the foregoing covenants or to the provisions described below under “—Consolidation, Merger and Sale of Assets” with respect to any series of debt securities will be described in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

The indenture provides that the Operating Partnership will not, in any transaction or series of related transactions, consolidate or merge with or into any Person or sell, lease, assign, transfer or otherwise convey all or substantially all of its assets to any Person unless:

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either (1) in the case of a merger, the Operating Partnership shall be the continuing Person or (2) the successor Person (if other than the Operating Partnership) formed by or resulting from such consolidation or into which the Operating Partnership is merged, or to which such sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Operating Partnership is made, shall be an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, by a supplemental indenture executed by such successor Person and the other parties to the indenture and delivered to the trustee, expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on, and all Additional Amounts, if any, payable in respect of all the debt securities outstanding under the indenture and the due and punctual performance and observance of all of the Operating Partnership’s other obligations under the indenture and the debt securities outstanding under the indenture and any coupons appertaining thereto, and which supplemental indenture shall provide for conversion or exchange rights in accordance with the provisions of the debt securities of any series that are convertible into or exchangeable for Capital Stock (as defined below) or other securities or property;

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immediately after giving effect to such transaction or series of related transactions, as the case may be, and treating any Debt (as defined below) or guarantee which becomes an obligation of the Operating Partnership or any of its Subsidiaries as a result of such transaction as having been incurred by the Operating Partnership or such Subsidiary, as the case may be, at the time of such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and

•	the trustee shall have received the officer’s certificate and opinion of counsel called for by the indenture.

Notwithstanding the foregoing, any Subsidiary of the Operating Partnership may consolidate with, merge into or transfer all or part of its assets or properties to the Operating Partnership so long as such transaction complies with the provisions set forth in the first two bullet points of the preceding paragraph and, in case of any such consolidation or merger, the Operating Partnership is the continuing or successor Person, and neither an officer’s certificate nor an opinion of counsel shall be required to be delivered in connection therewith.

Upon any consolidation by the Operating Partnership with or merger of the Operating Partnership into any Person or any sale, lease, assignment, transfer or other conveyance of all or substantially all of the assets of the Operating Partnership to any Person in accordance with the provisions of the indenture described above,

•

the successor Person formed by or resulting from such consolidation with or into which the Operating Partnership is merged or to which such sale, lease, assignment, transfer or other conveyance is made shall succeed to, and be substituted for, and may exercise every right and power of, the Operating Partnership under the indenture with the same effect as if such successor Person had been named as the Operating Partnership under the indenture; and

•	except in the case of a lease, the predecessor Person shall be released from all obligations and covenants under the indenture and the debt securities outstanding under the indenture.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” with respect to the debt securities of any series is defined in the indenture as being:

•

default in the payment of any interest on, or any Additional Amounts, if any, payable in respect of any interest on, any of the debt securities of such series or any coupons appertaining thereto when such interest or such Additional Amounts, as the case may be, become due and payable, and continuance of such default for a period of 30 days; or

•

default in the payment of any principal of or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of such series when due (whether at stated maturity, upon redemption or otherwise and whether payable in cash or in shares of Capital Stock or other securities or property); or

•	default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of such series; or

•

default in the performance or breach of any other covenant or warranty of the Operating Partnership in the indenture (other than a covenant or warranty included in the indenture solely for the benefit of one or more series of debt securities other than that series) or in any debt security of that series, and continuance of such default or breach (without such default or breach having been waived as provided in the indenture) for a period of 60 days after notice has been given to the Operating Partnership by the trustee or to the Operating Partnership and the trustee by the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding; or

•

default under any bond, note, debenture, mortgage, indenture or other instrument under which there may be issued or outstanding or by which there may be secured or evidenced any indebtedness for money borrowed by the Operating Partnership (or by any of its Subsidiaries, the repayment of which the Operating Partnership has guaranteed or for which the Operating Partnership is directly responsible or liable as obligor or guarantor) (in each case including a default with respect to any outstanding debt securities of any other series issued under the indenture), whether such indebtedness exists on the date of the indenture or shall be created, assumed or incurred thereafter, which results in such indebtedness being declared or otherwise becoming due and payable prior to the date on which it would otherwise have become due and payable, or which constitutes a failure to pay when due (after expiration of any applicable grace period) such indebtedness, in an aggregate principal amount in excess of $50,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within 30 days after notice has been given to the Operating Partnership by the trustee or to the Operating Partnership and the trustee by the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series; or

•	specified events of bankruptcy, insolvency or reorganization with respect to the Operating Partnership or any Significant Subsidiary of the Operating Partnership; or

•

if the debt securities of that series are convertible into or exchangeable for shares of Capital Stock or other securities or property, default in the delivery of any such shares of Capital Stock or other securities or property when required to be delivered upon such conversion or exchange; or

•	any other Event of Default established for the debt securities of that series as set forth in the applicable prospectus supplement.

No Event of Default with respect to any particular series of debt securities necessarily constitutes an Event of Default with respect to any other series of debt securities.

The indenture provides that if an Event of Default with respect to any series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such portion of the principal amount of such debt securities as may be specified in the terms of such debt securities, or if the debt securities of that series are indexed securities, such amount as the terms of such debt securities may provide shall be due and payable upon acceleration thereof, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. However, at any time after the declaration of acceleration of the debt securities of any series and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series may rescind and annul such declaration of acceleration and its consequences if (1) the Operating Partnership has paid or deposited with the trustee money sufficient to pay (or, if the debt securities of such series are payable in Capital Stock or other property, Capital Stock or other property sufficient to pay) all overdue principal of, and premium, if any, and interest, if any, on, and Additional Amounts, if any, with respect to, the debt securities of such series which shall have become due otherwise than by such declaration of acceleration and certain other amounts specified in the indenture and (2) all Events of Default with respect to the debt securities of such series, other than the non-payment of the principal of, and premium, if any, and interest, if any, on, and any Additional Amounts with respect to, the debt securities of such series which shall have become due solely by such declaration of acceleration, shall have been waived as provided in the indenture or cured.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all of the debt securities of that series, waive any past default under the indenture with respect to debt securities of that series and its consequences, except, among other things, a default in the payment of the principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, in respect of, any debt securities of that series or in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected.

Subject to the provisions of the Trust Indenture Act requiring the trustee, during the continuance of an Event of Default under the indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity reasonably satisfactory to the trustee. Subject to the foregoing, holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series; provided that, among other things, (1) such direction does not conflict with any law or with the indenture and (2) the trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the rights of other holders of debt securities of such series not joining in such action.

The indenture provides that no holder of debt securities of any series may institute any proceedings, judicial or otherwise, with respect to the indenture or for any remedy thereunder, unless (1) such holder has previously given notice to the trustee of a continuing Event of Default with respect to the debt securities of such series, (2) the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series have requested the trustee to institute proceedings with respect to such Event of Default and have offered the trustee indemnity reasonably satisfactory to it against costs, expenses and liabilities to be incurred in compliance with such request, (3) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute such proceedings and (4) no direction inconsistent with such request has been given to the trustee during such 60 day period by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on, and Additional Amounts, if any, with respect to, that debt security on the respective due dates for those payments and to institute suit for enforcement of those payments, and this right shall not be impaired without the consent of the holder.

The indenture provides that, within 90 days after the occurrence of any default under the indenture with respect to the debt securities of any series, the trustee shall mail notice of such default known to the trustee to the holders of the debt securities of such series, unless such default has been cured or waived; provided, however, that, except in the case of, among other things, a default in the payment of the principal of, or premium, if any, or interest, if any, on, or Additional Amounts, if any, or any sinking fund installment, if any, with respect to, any debt security of such series, the trustee may withhold such notice if it determines that withholding of such notice is in the best interests of the holders of such debt securities; and provided, further, that, in the case of a default in the performance of certain covenants with respect to the debt securities of such series, no such notice shall be given until at least 30 days after the occurrence thereof. The indenture requires the annual filing by the Operating Partnership with the trustee of a certificate which states whether or not the Operating Partnership is in compliance with the provisions of the indenture.

Discharge, Legal Defeasance and Covenant Defeasance

Satisfaction and Discharge. Unless otherwise provided in the applicable prospectus supplement, upon the direction of the Operating Partnership, the indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified by the Operating Partnership, subject to the survival of specified provisions of the indenture, including the obligation, if any, to pay Additional Amounts with respect to the debt securities of such series, when:

(1)	either

•	all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions; or

•

all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year (provided that, in the case of any such redemption, the Operating Partnership shall have given the trustee irrevocable instructions to redeem all outstanding debt securities of that series on a redemption date within one year and, unless notice of redemption shall have been previously given to the holders of all of the outstanding debt securities of such series as and when required by the terms of such debt securities and the indenture, to give notice of such redemption to the holders of the outstanding debt securities of such series as and when required by the terms of the debt securities of such series and the indenture), and in each case the Operating Partnership has irrevocably deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay and discharge the entire indebtedness on the debt securities of that series not theretofore delivered to the trustee for cancelation, including:

•	the principal of, and premium, if any, and interest, if any, on,

•

if (x) the debt securities of that series provide for the payment by the Operating Partnership of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge, and (y) the amount of any such Additional Amounts is at the time of deposit determinable by the Operating Partnership, in the exercise of its reasonable discretion, such Additional Amounts, and

•	any mandatory sinking fund or analogous payments on,

the debt securities of that series, in each case to the date of the deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date, as applicable, of the debt securities of that series, as the case may be,

(2)	the Operating Partnership has paid all other sums payable under the indenture with respect to the debt securities of that series, including the reasonable fees and expenses of the trustee; and

(3)	the trustee has received an officer’s certificate and an opinion of counsel called for by the indenture.

Legal Defeasance and Covenant Defeasance. Unless otherwise provided in the applicable prospectus supplement, the Operating Partnership may elect with respect to any series of debt securities either:

•

to defease and for the Operating Partnership to be discharged from any and all of its obligations with respect to the debt securities of such series (“legal defeasance”), except for, among other things:

(1)	the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to the debt securities of that series;

(2)	the obligations to register the transfer or exchange of the debt securities of that series;

(3)	the obligation to replace temporary or mutilated, destroyed, lost or stolen debt securities of that series;

(4)	the obligation to maintain an office or agency in respect of the debt securities of that series;

(5)	the obligation to hold moneys for payment of the debt securities of that series in trust; and

(6)	the obligation, if applicable, to exchange or convert the debt securities of that series into Capital Stock or other securities or property in accordance with their terms; or

•

for the Operating Partnership to be released, solely with respect to the debt securities of that series, from its obligations under the covenants described above under “—Certain Covenants” (other than the covenants of the Operating Partnership to do or cause to be done all things necessary to preserve and keep in full force and effect its existence (except as permitted by the provisions described above under “—Consolidation, Merger and Sale of Assets”)) and under such other covenants, if any, as the prospectus supplement relating to the debt securities of such series expressly provides are also subject to release under such circumstances (“covenant defeasance”), and thereafter any omission to comply with those obligations shall not constitute a default or an Event of Default with respect to that series of debt securities.

In order to effect legal defeasance or covenant defeasance, the Operating Partnership must irrevocably deposit with the trustee, or other qualifying trustee, (i) an amount in U.S. dollars or in the foreign currency in which the debt securities of the applicable series are payable at stated maturity or, if applicable, upon redemption, and/or (ii) Government Obligations (as defined below) which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and premium, if any, and interest, if any, on the debt securities of such series, and, if (A) the debt securities of that series provide for the payment by the Operating Partnership of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge; and (B) the amount of any such Additional Amounts is at the time of deposit determinable by the Operating Partnership, in the exercise of its reasonable discretion, such Additional Amounts, and any mandatory sinking fund or analogous payments on that series of debt securities, in each case on the due dates for those payments, whether at stated maturity, upon redemption or otherwise.

Legal defeasance or covenant defeasance with respect to any series of debt securities shall only be effective if, among other things:

•

it shall not result in a breach or violation of, or constitute a default under, the indenture or any other material agreement or instrument to which the Operating Partnership or any of its Subsidiaries is a party or is bound;

•

in the case of legal defeasance, the Operating Partnership shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee stating that, (i) since the date of the indenture, there has been a change in applicable U.S. federal income tax law, or (ii) the Operating Partnership has received from or there has been published by the Internal Revenue Service a ruling, in either case to the effect that, and based on that change in law or ruling the opinion of counsel shall confirm that, the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

•

in the case of covenant defeasance, the Operating Partnership shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

•

if the cash and/or Government Obligations deposited are sufficient to pay the outstanding debt securities of such series provided that those debt securities are redeemed on a particular redemption date, the Operating Partnership shall have given the trustee irrevocable instructions to redeem all outstanding debt securities of such series on such date and, unless notice of redemption shall have been previously given to the holders of all of the outstanding debt securities of such series as and when required by the terms of such debt securities and the indenture, to give notice of such redemption to the holders of the outstanding debt securities of such series as and when required by the terms of the debt securities of such series and the indenture; and

•

no Event of Default or event which with notice or lapse of time or both would become an Event of Default with respect to debt securities of such series shall have occurred and be continuing on the date of the deposit into trust and, solely in the case of legal defeasance, no Event of Default arising from specified events of bankruptcy, insolvency or reorganization with respect to the Operating Partnership or any Significant Subsidiary of the Operating Partnership or event which, with notice or lapse of time or both, would become an Event of Default arising from any of those events shall have occurred and be continuing during the period ending on the 91st day after the date of the deposit into trust.

In the event the Operating Partnership effects covenant defeasance with respect to debt securities of any series and those debt securities are declared due and payable because of the occurrence of any Event of Default, other than an Event of Default with respect to those covenants as to which covenant defeasance has occurred (and which are therefore no longer applicable to the debt securities of that series), the amount of monies and/or Government Obligations deposited with the trustee to effect covenant defeasance may not be sufficient to pay amounts due on the debt securities of that series at the time of any acceleration resulting from that Event of Default. However, the Operating Partnership would remain liable to make payment of those amounts due at the time of acceleration.

Unless otherwise provided in the applicable prospectus supplement, if after the Operating Partnership has deposited funds and/or Government Obligations to effect satisfaction and discharge, legal defeasance or covenant defeasance with respect to debt securities of any series,

(i)

the holder of any debt security of that series is entitled to, and does, elect under the indenture or the terms of that debt security to receive payment in a currency other than the currency in which the deposit has been made, or

(ii)	a Conversion Event (as defined below) occurs in respect of the foreign currency, if applicable, in which the deposit has been made,

the indebtedness represented by that debt security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of and premium, if any, and interest, if any, on, and Additional Amounts, if any, payable in respect of, that debt security as they become due out of the proceeds yielded by converting the amount deposited in respect of that debt security into the currency in which that debt security becomes payable as a result of the election or Conversion Event, as the case may be, based on (A) in the case of payments made under clause (i) above, the applicable market exchange rate for the foreign currency in effect on the second business day before the payment date; or (B) with respect to a Conversion Event, the applicable market exchange rate for the foreign currency in effect, as nearly as feasible, at the time of the Conversion Event.

“Conversion Event” means the cessation of use of:

•

a foreign currency both by the government of the country or the confederation which issued that foreign currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

•	any currency unit or composite currency for the purposes for which it was established.

The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting satisfaction and discharge, legal defeasance or covenant defeasance with respect to the debt securities of a particular series.

Modification, Waivers and Meetings

The indenture permits the Operating Partnership and the trustee, with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series issued under the indenture and affected by a modification or amendment, to modify or amend any of the provisions of the indenture or of the debt securities of the applicable series, or the rights of the holders of the debt securities of such series under the indenture. However, no modification or amendment of the indenture shall, without the consent of the holder of each outstanding debt security affected thereby, among other things:

•	change the stated maturity of any principal of, or premium, if any, or interest, if any, on or any Additional Amounts, if any, with respect to, any debt securities;

•

reduce the principal of or any premium on any debt securities or reduce the rate of interest on any such debt security (or modify the calculation of interest on any such debt security except in a manner that increases such rate of interest), or reduce any Additional Amounts payable with respect to any such debt securities, or change the obligations, if any, of the Operating Partnership to pay Additional Amounts or reduce the amount payable upon redemption of any debt security;

•

reduce the amount of the principal of any original issue discount securities or modify the calculation of the amount (except in a manner that increases the amount) of any indexed securities issued under the indenture payable at the stated maturity thereof or redemption thereof or that would be due and payable upon an acceleration of the stated maturity or that would be provable in bankruptcy;

•	change any place where or the currency in which any debt securities issued under the indenture are payable;

•

impair a holder’s right to institute suit for enforcement of payments due on any debt securities issued under the indenture on and after their stated maturities or, in the case of a redemption, on or after the redemption date;

•	make any change that adversely affects the right, if any, to convert or exchange debt securities issued under the indenture for Capital Stock or other securities or property;

•

reduce the percentage in aggregate principal amount of the outstanding debt securities of any series issued under the indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of the indenture or specified defaults under the indenture and their consequences;

•	reduce the requirements for a quorum or voting at a meeting of holders of the debt securities of any series issued under the indenture; or

•

modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the percentage of holders of debt securities of any series outstanding under the indenture required to effect that action or to provide that certain other provisions of the indenture may not be modified or waived without the consent of the holder of each outstanding debt security affected thereby.

The indenture also contains provisions permitting the Operating Partnership and the trustee, without the consent of the holders of any debt securities issued under the indenture, to modify or amend the indenture and the debt securities of any series issued under the indenture, among other things:

•

to evidence the succession of another Person to the Operating Partnership under the indenture and, if any such successor to the Operating Partnership is not a limited partnership, to make such changes in phraseology but not in substance (provided that no such change shall adversely affect the interests of the holders of any debt securities outstanding under the indenture) as may be necessary or appropriate to accommodate such change in type of entity;

•

to add to the covenants of the Operating Partnership for the benefit of the holders of all or any series of debt securities issued under the indenture or to surrender any right or power conferred upon the Operating Partnership with respect to all or any series of debt securities issued under the indenture;

•	to add to the Events of Default for the benefit of the holders of all or any series of debt securities issued under the indenture;

•	to add to or change any provisions of the indenture to accommodate or facilitate the issuance of bearer securities;

•	to establish the form or terms of debt securities of any series issued under the indenture;

•

to provide for the acceptance of the appointment by a successor trustee with respect to the debt securities of one or more series or to provide for or facilitate the administration of the trusts under the indenture by more than one trustee;

•

to cure any ambiguity or correct or supplement any provision in the indenture that may be defective or inconsistent with other provisions in the indenture, or to make any other provisions with respect to matters or questions arising under the indenture that shall not be inconsistent with the indenture, provided that, in each case, such action shall not adversely affect the interests of the holders of any debt securities outstanding under the indenture in any material respect;

•	to comply with the Trust Indenture Act;

•

to supplement any of the provisions of the indenture to the extent necessary to permit or facilitate legal defeasance, covenant defeasance or satisfaction and discharge of any series of debt securities issued under the indenture, provided that such action will not adversely affect the interests of the holders of the debt securities of any series issued under the indenture in any material respect;

•

to provide the holders of the debt securities of any series issued under the indenture with the right to convert such debt securities into or exchange such debt securities for Capital Stock or other securities or property or to safeguard or provide for such conversion or exchange rights, if any, of any such series of debt securities in the event of any reclassification or other change in any Capital Stock or other securities or property into which such debt securities are convertible or for which such debt securities are exchangeable or any merger, consolidation or certain other transactions involving the issuer of such Capital Stock or other securities;

•

to secure the debt securities of all or any series or to add guarantees or additional guarantees or one or more guarantees or additional guarantors (which may include, without limitation, Subsidiaries of the Operating Partnership) for the benefit of the debt securities of all or any series and, in the case of any such guarantees or guarantors, to establish the form and terms of such guarantees and to make such changes to the indenture and any guarantees endorsed on the debt securities of all and any applicable series to accommodate or provide for any such guarantees and/or guarantors of the debt securities of such series, which changes may include, without limitation, changes to provide that any of the guarantees of the debt securities of any series and any such additional guarantees shall be joint and several, to add Events of Default relating to such guarantors or guarantees, to add any covenants relating to such guarantors and to provide for the circumstances under which such guarantors shall be released from their respective obligations under such guarantees and the indenture;

•

to amend or supplement any provision contained in the indenture or in any supplemental indenture or in any debt securities issued under the indenture, including, without limitation, to eliminate any such provision, provided that such amendment or supplement does not apply to any outstanding debt security issued prior to the date of the supplemental indenture effecting such amendment or supplement, as the case may be, and entitled to the benefits of such provision; or

•

to conform the terms of the indenture (insofar as it applies to any series of debt securities issued under the indenture) or the terms of the debt securities of any series issued under the indenture to the description thereof contained in any prospectus, prospectus supplement or similar offering document used in connection with the initial offering and sale of such debt securities to investors in a public or private offering, as evidenced by an officer’s certificate delivered to the applicable trustee.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may waive compliance by the Operating Partnership with some of the covenants in the indenture, including the covenants described above under “—Certain Covenants” and such other covenants, if any, as the prospectus supplement relating to the debt securities of such series expressly provides may also be waived by the holders of at least a majority in aggregate principal amount of the outstanding debt securities of such series.

The indenture contains provisions for convening meetings of the holders of a series of debt securities of any series issued under the indenture. A meeting may be called at any time by the trustee and also, upon request, by the Operating Partnership or the holders of at least 10% in principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of at least a majority in principal amount of the outstanding debt securities of the applicable series; provided that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series must be adopted by the affirmative vote of the holders of at least that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting of the holders of the debt securities of any series called to adopt a resolution, and at any reconvened meeting, will be Persons holding or representing a majority in principal amount of the outstanding debt securities of such series, subject to exceptions.

Certain Definitions

As used in the indenture, the following terms have the meanings set forth below:

“Additional Amounts” means any additional amounts which are required by the indenture, by the terms of any debt securities, under circumstances specified therein, to be paid by the Operating Partnership, in respect of certain taxes, duties, levies, imposts, assessments or other governmental charges imposed on holders specified therein.

“Board of Directors” means:

(1)

with respect to a corporation, the board of directors of such corporation or any committee thereof duly authorized to act for such corporation generally or in any particular respect under the indenture;

(2)

with respect to a partnership, the board of directors (or similar governing body) of a general partner of such partnership or any committee thereof duly authorized to act for such general partner generally or in any particular respect under the indenture or, if such general partner is a partnership or otherwise does not have a board of directors (or similar governing body), the board of directors (or similar governing body) of an indirect general partner of such partnership or any committee thereof duly authorized to act for such indirect general partner generally or in any particular respect under the indenture, in each case so long as such direct or indirect general partner, as the case may be, is duly authorized to act, in its capacity as direct or indirect general partner of such partnership, on behalf of such partnership generally or in any particular respect under the indenture;

(3)

with respect to a limited liability company, the board of directors (or any similar governing body) of such limited liability company or any committee thereof duly authorized to act for such limited liability company generally or in any particular respect under the indenture, or, if such limited liability company does not have a board of directors (or any similar governing body), the managing member or members of such limited liability company (if a natural Person or natural Persons) or, if such managing member or members are not natural Persons, the board of directors (or similar governing body) of the direct or indirect managing member or members of such limited liability company or any committee thereof duly authorized to act for such direct or indirect managing member or members generally or in any particular respect under the indenture, in each case so long as such managing member or members, as the case may be, are duly authorized to act, in its or their capacity as managing member or members, as the case may be, of such limited liability company, on behalf of such limited liability company generally or in any particular respect under the indenture; and

(4)

with respect to any other Person, the board of directors (or similar governing body) of such Person or any committee thereof duly authorized to act for such Person generally or in any particular respect under the indenture.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights or other equivalents (however designated) in the equity of such Person (including, without limitation, (i) with respect to a corporation, common stock, preferred stock and any other capital stock, (ii) with respect to a partnership, partnership interests (whether general or limited) and (iii) with respect to a limited liability company, limited liability company interests).

“Debt” means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (without duplication):

(1)	borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(2)

indebtedness secured by any Lien (as defined below) on any property or assets owned by such Person, but only to the extent of the lesser of (a) the amount of indebtedness so secured and (b) the fair market value (determined in good faith by the Board of Directors of such Person or, if such Person is a Subsidiary of the Operating Partnership, by the Board of Directors of the Operating Partnership) of the property subject to the Lien;

(3)

reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued (other than letters of credit issued to provide credit enhancement or support with respect to other Debt of such Person or any of its Subsidiaries if such other Debt appears as a liability on the consolidated balance sheet of such Person and its consolidated Subsidiaries in accordance with GAAP) or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable; and

(4)	any lease of property by such Person as lessee that is or is required to be reflected on such Person’s balance sheet as a capitalized lease in accordance with GAAP,

in the case of items of indebtedness under (1) through (3) above to the extent that any such items (other than letters of credit) would appear as liabilities on such Person’s balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any non-contingent obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business and other than solely as a result of Non-Recourse Exclusions (as defined below) except to the extent of any amounts payable by such Person pursuant to any such Non-Recourse Exclusions or any related claims or liabilities), Debt of another Person of the type referred to in (1), (2), (3) or (4) above (it being understood that Debt shall be deemed to be incurred by such Person whenever such Person shall create, assume, guarantee (on a non-contingent basis), incur or otherwise become liable in respect thereof), provided, however, that the term “Debt” will not include any such indebtedness that has been the subject of an “in substance” defeasance in accordance with GAAP or Intercompany Debt (as defined below) (or a non-contingent obligation to be liable for, or to pay, Intercompany Debt).

“GAAP” and “generally accepted accounting principles” mean such generally accepted accounting principles, as in effect from time to time, as used in the United States of America applied on a consistent basis.

“Government Obligations” means securities which are (i) direct obligations of the United States of America or the other government or governments in the confederation which issued the foreign currency in which the principal of or any premium or interest on the relevant security or any Additional Amounts in respect thereof shall be payable, in each case where the payment or payments thereunder are supported by the full faith and credit of such government or governments; or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such other government or governments, in each case where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government or governments, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Intercompany Debt” means Debt of the Operating Partnership or any of its Subsidiaries so long as (i) the only Persons liable for the payment of such Debt, whether as obligor, guarantor or otherwise, are the Operating Partnership or any of its Subsidiaries; (ii) such Debt is held solely by the Operating Partnership or any of its Subsidiaries; and (iii) such Debt is expressly subordinated in right of payment to the prior payment in full of all Securities outstanding under the indenture; provided, however, that any such Debt shall be deemed Intercompany Debt only for so long as the conditions set forth in clauses (i) through (iii) above shall continue to be satisfied and, if at any time any of such conditions shall not continue to be satisfied with respect to any such Debt, then such Debt will, at such time, cease to be Intercompany Debt and the Operating Partnership or such Subsidiary, as the case may be, will be deemed to have incurred, at such time, an amount of Debt equal to the outstanding amount of such Debt at such time.

“Lien” means any mortgage, deed of trust, deed to secure Debt, pledge, security interest, assignment for collateral purposes, deposit arrangement, or other security agreement, excluding any right of setoff but including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and other like agreement granting or conveying a security interest.

“Non-Recourse Exclusions” means any usual and customary exclusions from the non-recourse limitations governing non-recourse Debt, including, without limitation, exclusions for claims that (i) are based on fraud, intentional misrepresentation, misapplication of funds, gross negligence or willful misconduct; (ii) result from intentional mismanagement of or waste at the real property securing such non-recourse Debt; (iii) arise from the presence of hazardous substances on the real property securing such non-recourse Debt; or (iv) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document).

“Person” means any individual, corporation, company, partnership, association, limited liability company, business trust, joint venture, unincorporated organization, trust or government or any agency or political subdivision thereof.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person which is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X promulgated by the SEC (as such rule is in effect on the date of the indenture).

“Subsidiary” means, with respect to any Person, a corporation, partnership association, joint venture, trust, limited liability company or other entity which is required to be consolidated with such Person in accordance with GAAP.

“Voting Stock” means, with respect to any Person, any class or series of Capital Stock of such Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the directors, trustees or managing members of, or other Persons holding similar positions with, such Person.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Trustee

The Trust Indenture Act and the indenture limit the rights of the trustee, if the trustee becomes a creditor of the Operating Partnership, to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. The trustee is permitted to engage in other transactions with the Operating Partnership and its subsidiaries from time to time. However, if the trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an Event of Default under the indenture, or else resign as trustee thereunder.

Book-Entry Debt Securities

The debt securities of any series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities of any series will be deposited with, or on behalf of, a depositary. The depositary will be DTC, which is a subsidiary of The Depository Trust & Clearing Corporation, unless another depositary is identified in the applicable prospectus supplement relating to the series. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form; provided that, unless otherwise specified in the applicable prospectus supplement, global debt securities will be issued in permanent, registered form without coupons. A global debt security may not be transferred except as a whole by the depositary to its nominee or by such nominee to such depositary or another nominee of such depositary, or by such depositary or such nominee to a successor depositary or to a nominee of the successor depositary.

Unless otherwise provided in the applicable prospectus supplement, the global debt securities of any series will be deposited with, or on behalf of, DTC and will be registered in the name of DTC’s nominee, Cede & Co. The Operating Partnership anticipates that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or different depository arrangements may be described in the applicable prospectus supplement.

The Operating Partnership understands that DTC is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants (as defined below) of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in direct participants’ (as defined below) accounts, which eliminates the need for physical movement of securities certificates. Entities that have accounts with DTC (“direct participants”) include securities brokers and dealers (which may include brokers and dealers involved in the offering and sale of debt securities pursuant to the applicable prospectus supplement), banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others (“indirect participants”) that clear transactions through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its direct and indirect participants (collectively, “participants”) are on file with the SEC.

Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC’s records. The ownership interest of the actual beneficial owner of a debt security is in turn recorded on the direct and indirect participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in global debt securities are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive physical certificates representing the debt securities except in the limited circumstances described below.

To facilitate subsequent transfers, all debt securities deposited by participants with DTC or a custodian for DTC will be registered in the name of DTC’s nominee, Cede & Co. The deposit of global debt securities with DTC or a custodian for DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the global debt securities. DTC has no knowledge of the actual beneficial owners of the global debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts the global debt securities are credited. Those direct participants may or may not be the beneficial owners. The identity of the beneficial owners of global debt securities are reflected in the records of the direct or indirect participants through which they purchased the debt securities.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices for global debt securities will be sent to DTC or its nominee. If less than all of the global debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

In any case where a consent or vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to the Operating Partnership as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy.

Payments of principal of and premium, if any, and interest, if any, on the global debt securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in “street name.” Those payments will be the responsibility of participants and not of DTC, the Operating Partnership or the Guarantor, subject to any legal requirements in effect from time to time. Payment of principal, premium, if any, and interest, if any, to Cede & Co. is the responsibility of the Operating Partnership, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, a beneficial owner of an interest in a global debt security will not be entitled to have debt securities registered in its name and will not receive a physical certificate representing such debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its direct and indirect participants to exercise any rights under the debt securities or the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in certificated form. These laws may impair the ability of investors to transfer or pledge beneficial interests in global debt securities.

DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. None of the Operating Partnership, the Guarantor or any trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC. Unless otherwise expressly stated in the applicable prospectus supplement, beneficial owners of interests in global debt securities of any series will not receive physical certificates representing those debt securities; provided, however, if:

(1)

DTC notifies the Operating Partnership that it is unwilling or unable to continue as a depositary for the global debt securities of such series or DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days of such notification or of the Operating Partnership becoming aware of DTC’s ceasing to be so registered, as the case may be,

(2)	the Operating Partnership determines, in its sole discretion, not to have the debt securities of such series represented by one or more global debt securities, or

(3)

an Event of Default under the indenture has occurred and is continuing with respect to the debt securities of such series and the beneficial owners owning a majority in aggregate principal amount of the debt securities of such series represented by the global debt securities of such series advise DTC to cease acting as depositary for such global debt securities, the Operating Partnership will prepare and deliver certificates for the debt securities of such series in exchange for beneficial interests in the global debt securities. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in the global debt securities of the applicable series through Clearstream Banking, société anonyme (“Clearstream”) or Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through accounts in the names of

Clearstream and Euroclear, respectively, on the books of their respective depositaries, which in turn will hold such interests in accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global debt securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global debt securities held through those systems only on days and at times when those systems are open for business. Those systems may not be open for business on days or at times when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, investors who hold their interests in the global debt securities through Clearstream or Euroclear and wish on a particular day to transfer or receive interests in global debt securities, receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Clearstream or Euroclear may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

The Operating Partnership obtained the information in this section and elsewhere in this prospectus concerning DTC, Clearstream and Euroclear and their book-entry systems from sources that the Operating Partnership believes to be reliable, but the Operating Partnership does not take any responsibility for the accuracy of this information.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

Prospective investors should review the discussion set forth in Exhibit 99.1 to MAA’s Current Report on Form 8-K filed with the SEC on February 12, 2024, which is incorporated by reference in this prospectus, for a summary of material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock and MAA’s election to be taxed as a REIT for U.S. federal income tax purposes. The discussion in Exhibit 99.1 to the foregoing Current Report on Form 8-K is for general information only, does not constitute tax advice, is not exhaustive of all possible tax considerations and does not provide a detailed discussion of any state, local or foreign tax considerations. In addition, the discussion in Exhibit 99.1 to the foregoing Current Report on Form 8-K does not address all aspects of taxation that may be relevant to particular investors in light of their personal investment or tax circumstances, or to certain types of persons that are subject to special tax rules under the U.S. federal income tax laws. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in the discussion in Exhibit 99.1 to the foregoing Current Report on Form 8-K to be inaccurate. A discussion of additional U.S. federal income tax consequences of the purchase, ownership and disposition of other securities offered hereby, if applicable, may be set forth in the applicable prospectus supplement covering such securities. We advise you to consult your own tax advisors to determine the tax consequences particular to your situation, including any applicable state, local or foreign income and other tax consequences, which may result from your acquisition, ownership and disposition of the securities described in this prospectus and any applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities from time to time in one or more transactions, including block transactions and transactions on the NYSE or on a delayed or continuous basis, in each case, through agents, underwriters or dealers, directly to one or more purchasers, through a combination of any of these methods of sale, or in any other manner, as provided in the applicable prospectus supplement. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. The consideration may be cash or another form negotiated by the parties. Agents, underwriters or dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. We will identify the specific plan of distribution, including any underwriters or agents and their compensation, in the applicable prospectus supplement.

If we use underwriters for a sale of securities, the underwriters may offer and sell the securities at a fixed price or prices, which may be changed, or from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or under delayed delivery contracts or other contractual commitments. Underwriters may sell the securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions (which may be changed from time to time) from the underwriters and/or from the purchasers of such securities. Any underwriting discounts or commissions to be paid by us to underwriters in connection with any offering of the securities and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable prospectus supplement.

Offers to purchase the securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of the securities will be named, and any commissions payable by us to such agent will be set forth, in the applicable prospectus supplement.

If a dealer is utilized in the sale of the securities, we may sell such securities to the dealer, as principal. Unless otherwise specified in the applicable prospectus supplement, the dealer may then resell such securities at varying prices to be determined by such dealer at the time of resale. The name of the dealer and any compensation payable by us to the dealer will be set forth in the prospectus supplement relating thereto.

Offers to purchase the securities may be solicited directly by us and sales thereof may be made by us directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction prices, if utilized, will be described in the prospectus supplement relating thereto.

Agents, underwriters and dealers may be entitled under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and any such agents, underwriters or dealers or their affiliates may engage in transactions with or perform services for us in the ordinary course of business.

If so indicated in the applicable prospectus supplement, we may authorize agents, dealers and underwriters to solicit offers by certain institutions to purchase debt securities from us pursuant to delayed delivery contracts, or the “Contracts,” providing for payment and delivery on the date stated in the prospectus supplement. Such Contracts will be subject to conditions set forth in the applicable prospectus supplement. Those agents, dealers or underwriters, as the case may be, will not be responsible for the validity or performance of any Contracts. We will set forth in the applicable prospectus supplement the price to be paid for the debt securities under the Contracts and the commissions payable by us to any agents, dealers or underwriters, as applicable, for solicitation of the Contracts.

LEGAL MATTERS

The validity of the securities offered pursuant to this prospectus or any prospectus supplement will be passed upon for us by Bass, Berry & Sims PLC, Memphis, Tennessee. In addition, the description of U.S. federal income tax consequences contained in this prospectus is based on the opinion of Bass, Berry & Sims PLC. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of or agents for such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of Mid-America Apartment Communities, Inc. and Mid-America Apartments, L.P. appearing in Mid-America Apartment Communities, Inc.’s and Mid-America Apartments, L.P.’s Annual Report on Form 10-K for the year ended December 31, 2023, including the schedule appearing therein, and the effectiveness of Mid-America Apartment Communities, Inc.’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. These SEC filings are available to the public on the SEC internet site at http://www.sec.gov. You also may access our SEC filings free of charge on our website at http://www.maac.com. Unless specifically listed in “INCORPORATION OF CERTAIN INFORMATION BY REFERENCE,” the information contained on the SEC website and our website is not intended to be incorporated by reference in this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Certain information about MAA and MAALP is “incorporated by reference” to reports and exhibits that MAA and/or MAALP file with the SEC that are not included in this prospectus. MAA and MAALP disclose important information to you by referring you to those documents. Any statement contained in this prospectus, any applicable prospectus supplement, or a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus and any applicable prospectus to the extent that a statement contained in any applicable prospectus supplement, any related free writing prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below that MAA and/or MAALP have filed with the SEC:

•	Annual Report on Form 10-K for the year ended December 31, 2023 filed on February 9, 2024;

•	Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 2, 2024;

•	Current Reports on Form 8-K filed on January 10, 2024 and February 12, 2024; and

•

The description of our common stock contained in our Registration Statement on Form 8-A filed on December 14, 1993, including any amendments and reports filed for the purpose of updating such description.

All documents that MAA or MAALP, as the case may be, file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of the offering made pursuant to this prospectus are also incorporated herein by reference and will automatically update and, to the extent described above, supersede information contained or incorporated by reference in this prospectus and previously filed documents that are incorporated by reference in this prospectus. However, anything herein to the contrary notwithstanding, no document, exhibit or information or portion thereof that MAA or MAALP, as the case may be, has “furnished” or may in the future “furnish” to (rather than “file” with) the SEC, including, without limitation, any document, exhibit or information filed pursuant to Item 2.02 or Item 7.01 of Form 8-K, shall be incorporated by reference into this prospectus.

You may request a copy of these filings, at no cost (other than exhibits and schedules to such filings, unless such exhibits or schedules are specifically incorporated by reference into this prospectus), by writing or calling us at the following address: Investor Relations Department, Mid-America Apartment Communities, Inc., 6815 Poplar Avenue, Suite 500, Germantown, Tennessee 38138, (901) 682-6600.

The statements that we make in this prospectus, any related prospectus supplement, any related free writing prospectus or in any document incorporated by reference in this prospectus about the contents of any instrument, agreement or other document do not purport to be complete, and are subject to, and qualified in their entirety by reference to, the full text of those instruments, agreements and other documents. Certain such instruments, agreements and other documents may have been or may be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or as exhibits to documents incorporated by reference herein and, in that case, copies thereof may be obtained as described above under “WHERE YOU CAN FIND MORE INFORMATION.”

Mid-America Apartments, L.P.